As Filed with the Securities and Exchange Commission on August 4, 2005

Registration No. 333-115070

U.S. Securities and Exchange Commission

Washington, DC  20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEOGLOBAL RESOURCES INC.

(Name of small business issuer in its charter)

Delaware             1311                           33-0464753

(State or other jurisdiction of   (Primary Standard Industrial                  (IRS Employer

incorporation or organization)   Classification Code Number)                   Identification Number)

630 - 4th Avenue, SW - Suite 200,

Calgary, Alberta T2P 0J9

403-777-9250

(Address, and telephone number, of principal executive offices)

630 - 4th Avenue, SW - Suite 200,

Calgary, Alberta T2P 0J9

(Address of principal place of business or intended principal place of business)

Allan J. Kent, President

630 - 4th Avenue, SW - Suite 200,

Calgary, Alberta T2P 0J9

403-777-9250

(Name, address, and telephone number, of agent for service)

Copy to:

William S. Clarke, Esquire

William S. Clarke, P.A.

457 North Harrison Street, Suite 103

Princeton, New Jersey  08540

(609) 921-3663

Facsimile (609) 921-3933

Approximate date of proposed sale to the public:

As soon as practicable after the Registration Statement has become effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein shall be deemed to be a combined prospectus also relating to the Registrant’s Registration Statements on Form S-8 filed March 11, 1999 (File No. 333-74245) and on June 16, 2000 (File No. 333-39450).

PRELIMINARY PROSPECTUS DATED AUGUST 4, 2005

PROSPECTUS

GEOGLOBAL RESOURCES INC.
COMMON STOCK

This Prospectus relates to the resale of shares of our common stock issued in a private sale of our securities which was completed in December 2003.  It also relates to the issuance of shares of our common stock issued on exercise of common stock purchase warrants also issued in the December 2003 private sale of our securities.  These shares were first registered by us under the Securities Act of 1933, as amended (the “Securities Act”), in a registration statement declared effective by the Securities and Exchange Commission on June 14, 2004.  As of July 29, 2005, there remained 978,467 shares of our common stock registered for resale that had not previously been sold by the holders and 785,500 shares of common stock issuable on exercise of common stock purchase warrants that had not previously been exercised.  This Prospectus provides current information regarding our Company as required by the Act, with respect to resales of our shares of common stock and the exercise of our common stock purchase warrants.

We will not receive any of the proceeds from the sale of the shares sold pursuant to this Prospectus.  We will bear substantially all of the expenses incident to the registration of the shares.

Our common stock is traded on the American Stock Exchange under the symbol GGR.  On July 29, 2005, the closing sale price of our common stock on the American Stock Exchange was $7.12.

See "Risk Factors" on page 6 for information you should consider before buying shares of our common stock.

We expect that these shares of common stock may be sold or distributed from time to time by or for the account of the holders through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, including pledgees, at market prices prevailing at the time of sale or at prices otherwise negotiated.  The holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.  The registration of these shares for resale does not necessarily mean that the selling stockholders will sell any of their shares.

Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved These Securities Or Determined That This Prospectus Is Truthful Or Complete.  Any Representation To The Contrary Is A Criminal Offense.

Prospectus dated August     , 2005

TABLE OF CONTENTS

Prospectus Summary

4-6

Risk Factors

6-15

           Risks Relating to Our Oil and Gas Activities

           Because We Are In the Early Stage of Developing Our Activities, There Are

 Considerable Risks We Will Be Unsuccessful

7

             Our Interest In the Production Sharing Contracts Involve Highly Speculative

 Exploration Opportunities That Involve Material Risks That We Will Be

 Unsuccessful

7

Possible Inability of Contracting Parties to Fulfill Phase One of the Minimum

Work Program for the KG Block

8

Because Our Activities Have Only Recently Commenced And We Have No

Operating History And Reserves of Oil and Gas, We Anticipate Future Losses;

There Is No Assurance of Our Profitability

8

             We Expect to Have Substantial Requirements For Additional Capital That May Be

Unavailable To Us Which Could Limit Our Ability To Participate In Our Existing

Ventures Or Pursue Other Opportunities.  Our Available Capital is Limited

9

India’s Regulatory Regime May Increase Our Risks And Expenses In Doing

             Business

10

Our Control by Directors and Executive Officers May Result In Those Persons

Having Interests Divergent From Our Other Stockholders

11

Our Reliance On A Limited Number Of Key Management Personnel Imposes

Risks On Us That We Will Have Insufficient Management Personnel Available

 If The Services Of Any Of Them Are Unavailable

11

             Our Success Is Largely Dependent On The Success Of The Operators Of The

 Ventures In Which We Participate And Their Failure Or Inability To Operate

The Oil And Gas Exploration, Development And Production Activities On An

Exploration Block Properly Or Successfully Could Materially Adversely Affect Us

11

             Certain Terms Of The Production Sharing Contracts May Create Additional

Expenses And Risks That Could Adversely Affect Our Revenues And Profitability

12

              Oil And Gas Prices Fluctuate Widely And Low Oil And Gas Prices Could

             Adversely Affect Our Financial Results

13

             Our Ability To Locate And Participate In Additional Exploration Opportunities

And To Manage Growth May Be Limited By Reason Of Our Limited History Of

Operations And The Limited Size Of Our Staff

14

             Our Future Performance Depends Upon Our Ability And The Ability Of The

             Ventures In Which We Participate To Find Or Acquire Oil And Gas Reserves That

Are Economically Recoverable

14

             Estimating Reserves And Future Net Revenues Involves Uncertainties And

             Oil And Gas Price Declines May Lead To Impairment Of Oil And Gas Assets

15

             Risks Relating To The Market For Our Common Stock

             Volatility Of Stock Price

15

Cautionary Statement for Purposes of The “Safe Harbor” Provisions of

The Private Securities Litigation Reform Act of 1995

16

Use of Proceeds

17

Price Range of Common Stock

17-18

Capitalization

18

Management’s Discussion and Analysis of

Financial Condition or Plan of Operation

18-24

Our Business

24-33

Management

33-35

Executive and Director Compensation

35-37

Certain Relationships and Related Transactions

37-39

Principal and Other Stockholders

40

Selling Securityholders

40-41

Plan of Distribution

41-43

Description of Capital Stock

43

Indemnification of Officers and Directors

44

Legal Matters

44

Experts

44

Where You Can Find More Information

44-45

Financial Statements

F1-F38

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and other data appearing elsewhere in this Prospectus. At various places in this Prospectus, we may make reference to the “company” or “us” or “we.”  When we use those terms, unless the context otherwise requires, we mean GeoGlobal Resources Inc. and its wholly-owned subsidiaries.

GeoGlobal Resources Inc.

GeoGlobal Resources Inc. is engaged, through subsidiaries and joint ventures in which we are a participant, in the exploration for and development of oil and natural gas reserves.  At present, these activities are being undertaken in locations where we and our joint venture participants have been granted exploration rights pursuant to agreements we have entered into.  The first of our agreements, entered into with the Government of India in February 2003, grants exploration rights in an area offshore eastern India.  We refer to this as the “KG Block” and we have a net 5% carried interest under this agreement.  We have entered into three additional agreements which grant exploration rights in three areas onshore in the Cambay Basin in the State of Gujarat in western India.  Two of these agreements were entered into with the Government of India in February 2004 and we have a 10% participating interest under each of these agreements.  We refer to these as the “Mehsana Block” and the “Sanand/Mirola Block.”   The fourth agreement, entered into in April 2005 with Gujarat State Petroleum Corporation Limited (“GSPC”), provides for our purchase and the sale by GSPC, subject to Government of India consent, of a 20% participating interest in the agreement granting exploration rights.  We refer to this as the “Tarapur Block”.

All of our exploration activities should be considered highly speculative.

THE OFFERING

This Prospectus relates to the re-sale of shares of our common stock issued in a private sale of our securities which was completed in December 2003.  It also relates to the issuance of shares of our common stock issued on exercise of common stock purchase warrants also issued in the December 2003 private sale of our securities.

Offering of Common Stock by the Selling Securityholders

1,763,967 shares

Shares to be outstanding after the Offering of common stock and exercise

59,083,355 shares (1)

of the Warrants, assuming all the Warrants are exercised.

______________________________

(1)  Based on the number of shares of common stock issued and outstanding on July 29, 2005.  Inclusive of 785,500 shares issuable on exercise of common stock purchase warrants outstanding as of July 29, 2005.

Use of Proceeds

We will not realize any of the proceeds from the sale of the shares offered by the Selling Securityholders.  See “Use of Proceeds.”  Of the shares included in this Prospectus, as of July 29, 2005, 785,500 are issuable on exercise of outstanding common stock purchase warrants. In the event all those outstanding common stock purchase warrants are exercised, we will receive proceeds of $1.96 million which will be added to our general corporate funds and used for working capital.  There can be no assurance those warrants will be exercised or the proceeds received.

Market Symbol (American Stock Exchange)

GGR

Risk Factors

For a discussion of certain risks you should consider in connection with a purchase of the shares of our common stock, see “Risk Factors” on page 6.  These risk factors include, among others, the following Risks Relating to Our Oil and Gas Activities

•

Because We Are in the Early Stage of Developing Our Activities, There Are Considerable Risks We Will Be Unsuccessful

•

Our Interest In the Production Sharing Contracts Involve Highly Speculative Exploration Opportunities That Involve Material Risks That We Will Be Unsuccessful

•

Possible Inability of Contracting Parties to Fulfill Phase One of the Minimum Work Program for the KG Block

•

Because Our Activities Have Only Recently Commenced and We Have No Operating History and Reserves of Oil and Gas, We Anticipate Future Losses; There is No Assurance of Our Profitability

•

We Expect to Have Substantial Requirements For Additional Capital That May Be Unavailable To Us Which Could Limit Our Ability To Participate In Our Existing Ventures Or Pursue Other Opportunities.  Our Available Capital is Limited

•

India’s Regulatory Regime May Increase Our Risks and Expenses In Doing Business

•

Our Control by Directors and Executive Officers May Result In Those Persons Having Interests Divergent From Our Other Stockholders

•

Our Reliance On A Limited Number of Key Management Personnel Imposes Risks On Us That We Will Have Insufficient Management Personnel Available If The Services Of Any Of Them Are Unavailable

•

Our Success Is Largely Dependent On The Success Of The Operators Of The Ventures In Which We Participate And Their Failure Or Inability To Operate The Oil And Gas Exploration, Development And Production Activities On An Exploration Block Properly Or Successfully Could Materially Adversely Affect Us

•

Certain Terms Of The Production Sharing Contracts May Create Additional Expenses And Risks That Could Adversely Affect Our Revenues And Profitability

•

Oil and Gas Prices Fluctuate Widely and Low Oil and Gas Prices Could Adversely Affect Our Financial Results

•

Our Ability to Locate And Participate In Additional Exploration Opportunities And To Manage Growth May Be Limited By Reason Of our Limited History Of Operations And The Limited Size Of Our Staff

•

Our Future Performance Depends Upon Our Ability and the Ability of the Ventures in Which We Participate To Find Or Acquire Oil and Gas Reserves That Are Economically Recoverable

•

Estimating Reserves and Future Net Revenues Involves Uncertainties and Oil and Gas Price Declines May Lead to Impairment of Oil and Gas Assets

Risks Relating To The Market For Our Common Stock

•

Volatility of Stock Price

Our Offices

Our executive offices are located at 630 - 4th Avenue, SW, Suite 200, Calgary, Alberta, Canada T2P 0J9.  Our telephone number is 403-777-9250.

SUMMARY HISTORICAL FINANCIAL DATA

The summary historical financial information presented below has been derived from our financial statements for the three months ended March 31, 2005 and March 31, 2004, the year ended December 31, 2004 and 2003 and for the cumulative period from inception on August 21, 2002 to March 31, 2005.

	Three months ended March 31-2005 (unaudited)	Three months ended March 31-2004 (unaudited)	Year ended December 31-2004 (audited)	Year ended December 31-2003 (audited)	Period from Inception, August 21-2002 to March 31-2005 (unaudited)
	US $	US $	US $	US $	US $
Statements of Operations
Expenses	(188,490)	(231,517)	(912,092)	(503,944)	(1,618,339)
Other income	11,643	29,978	44,596	26,249	82,488
Net loss and comprehensive loss for the period	(176,847)	(201,539)	(867,496)	(477,695)	(1,535,851)
Net loss per share – basic and diluted	0.00	(0.01)	(0.02)	(0.02)
	#	#	#	#
Weighted average common shares outstanding	50,207,455	35,555,663	41,671,136	19,737,035

	March 31, 2005 (unaudited)	December 31, 2004 (audited)	December 31, 2003 (audited)
	US $	US $	US $
Balance Sheets
Cash and cash equivalents	3,618,376	4,419,598	7,029,907
Property and equipment	1,695,884	781,592	295,543
Total assets	5,720,243	5,616,734	7,406,937
Current liabilities	384,045	103,689	1,239,946
Capital stock	40,615	40,615	40,461
Additional paid-in capital	6,831,434	6,831,434	6,618,038
Deficit accumulated during the development stage	(1,535,851)	(1,359,004)	(491,508)
Total liabilities and stockholders’ equity	5,720,243	5,616,734	7,406,937

RISK FACTORS

An investment in shares of our common stock involves a high degree of risk.  You should consider the following factors, in addition to the other information contained in this Prospectus, in evaluating our business and current and proposed activities before you purchase any shares of our common stock.  You should also see the “Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995” regarding risks and uncertainties relating to us and to forward-looking statements in this Prospectus.

There can be no assurance that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in any discovery of hydrocarbons or that any hydrocarbons that are discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.  The presence of hydrocarbon reserves on contiguous properties is no assurance or necessary indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which we hold an interest.

Risks Relating to Our Oil and Gas Activities

Because We Are In the Early Stage Of Developing Our Activities, There Are Considerable Risks We Will Be Unsuccessful

We are in the early stage of developing our operations. Our only activities in the oil and natural gas exploration and production industry have primarily involved entering into three Production Sharing Contracts with the Government of India.  In addition, we have entered into an agreement to acquire a participating interest in a fourth Production Sharing Contract, subject to Government of India consent.  We have realized no revenues from our oil and natural gas exploration and development activities and claim no reserves of oil or natural gas.  As of June 30, 2005 a venture in which we have a net 5% interest, has drilled and abandoned two wells, and is currently testing and evaluating a third well that has been drilled.  We claim no reserves of hydrocarbons as a result of those drilling and testing activities through that date.  Our current plans are to conduct the exploration and development activities on the areas offshore and onshore India in accordance with the terms of the Production Sharing Contracts we are parties to.  There can be no assurance that the exploratory drilling to be conducted on the exploration blocks in which we hold or have agreed to acquire an interest will result in any discovery of hydrocarbons or that any hydrocarbons that are discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.  The presence of hydrocarbon reserves on contiguous properties is no assurance or necessary indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which we hold an interest.  Our exploration opportunities are highly speculative and should any of these opportunities not result in the discovery of commercial quantities of oil and gas reserves, our investment in the venture could be lost.

Our business plans also include seeking to enter into additional joint ventures or other arrangements to acquire interests in additional government created and granted hydrocarbon exploration opportunities, primarily located onshore or in the offshore waters of India.  Opportunities to acquire interests in exploration opportunities will be dependent upon our ability to identify, negotiate and enter into joint venture or other similar arrangements with respect to specific exploration opportunities and upon our ability to raise sufficient capital to fund our participation in those joint ventures or other exploration activities.  Our success will be dependent upon the success of the exploration activities of the ventures in which we acquire an interest.

Our Interest In The Production Sharing Contracts Involve Highly Speculative Exploration Opportunities That Involve Material Risks That We Will Be Unsuccessful

Our interests in the exploration blocks should be considered to be highly speculative exploration opportunities that will involve material risks.  None of the exploration blocks in which we have an interest have any proven reserves and are not producing any quantities of oil or natural gas.  Exploratory drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered.  There can be no assurance that wells drilled on any of the exploration blocks in which we have an interest or by any venture in which we may acquire an interest in the future will be productive or that we will receive any return or recover all or any portion of our investment.  Drilling for oil and gas may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  The cost of drilling, completing and operating wells is often uncertain. Drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond the operator’s control, including economic conditions, mechanical problems, title problems, weather conditions, compliance with governmental requirements and shortages or delays of equipment and services.  Drilling activities on the exploration blocks in which we hold an interest may not be successful and, if unsuccessful, such failure may have a material adverse effect on our future results of operations and financial condition.

Possible Inability of Contracting Parties to Fulfill Phase One of the Minimum Work Program for the KG Block

Under the terms of our Production Sharing Contract relating to the KG Block, the first phase of the exploration period expires on September 11, 2005.  The Production Sharing Contract provides that by the end of the first phase, the contracting parties, in addition to other parts of the work program which have been completed, shall have drilled at least fourteen wells.  Through June 30, 2005, three wells have been drilled on the exploration block, leaving eleven wells to be drilled before September 11, 2005.  The Production Sharing Contract provides that, if at the end of an exploration phase a work program for that phase is not completed, the time for completion of the exploration program for that phase is to be extended for a period necessary to enable completion but not exceeding six months provided the parties submit a request by written notice to the Government of India at least thirty days prior to the expiration of the relevant phase and can show technical or other good reasons for the non-completion of the work program and the management committee gives its consent to the extension.

In the event, as is likely, that the eleven additional wells are not drilled by September 11, 2005, or in the event, if the six-month extension is granted, the eleven additional wells are not drilled by March 11, 2006, the Government of India would have the right to assert that the contracting parties have failed to comply with or have contravened a material provision of the Production Sharing Contract.  Under such circumstances, the Production Sharing Contract would be subject to termination by the Government of India on ninety days written notice, unless such failure of compliance or contravention is remedied within the ninety-day period or such extended period as may be granted by the Government of India.  In the event the Production Sharing Contract is terminated by the Government of India, or in the event the work program is not fulfilled by the end of the relevant exploration phase, each party to the Production Sharing Contract is to pay to the Government of India its participating interest share of an amount which is equal to the amount that would be required to complete the minimum work program for that phase.  We are of the view that GSPC, under the terms of our Carried Interest Agreement, would be liable for our participating interest share of the amount required to complete the minimum work program for the phase.  However, termination of the Production Sharing Contract by the Government of India would result in the loss of our interest in the KG Block other than areas determined to encompass commercial discoveries.

Because Our Activities Have Only Recently Commenced And We Have No Operating History And Reserves Of Oil And Gas, We Anticipate Future Losses; There Is No Assurance Of Our Profitability

Our oil and natural gas operations have been only recently established and we have no operating history, oil and gas reserves or assets upon which an evaluation of our business, our current business plans and our prospects can be based.  Our prospects must be considered in light of the risks, expenses and problems frequently encountered by all companies in their early stages of development and, in particular, those engaged in exploratory oil and gas activities.  Such risks include, without limitation:

▪

We will experience failures to discover oil and gas in commercial quantities;

▪

There are uncertainties as to the costs to be incurred in our exploratory drilling activities and cost overruns are possible;

▪

There are uncertain costs inherent in drilling into unknown formations, such as over-pressured zones and tools lost in the hole; and

▪

We may make changes in our drilling plans and locations as a result of prior exploratory drilling.

During the exploration phase prior to the start date of initial commercial production, we have a carried interest in the exploration activities on KG Block.  Our interests in the three exploration blocks in the Cambay Basin are participating interests which require us to pay our proportionate share of exploration, drilling and development expenses on these blocks substantially as those expenses are incurred.  Unexpected or additional costs can affect the commercial viability of producing oil and gas from a well and will affect the time when and amounts that we can expect to receive from any production from a well.  Because our carried costs of exploration and drilling on KG Block are to be repaid in full to GSPC, the operator of our venture’s activities on the block, before we are entitled to any share of production, additional exploration and development expenses will reduce and delay any share of production and revenues we will receive.

There can be no assurance that the ventures in which we are a participant will be successful in addressing these risks, and any failure to do so could have a material adverse effect on our prospects for the future.  Due to the foregoing factors, the development of our business plan, prospects and exploratory drilling activities, as well as our quarterly and annual operating results, are difficult to forecast. Consequently, we believe that period to period comparisons of our exploration, development, drilling and operating results will not necessarily be meaningful and should not be relied upon as an indication of our stage of development or future prospects.  Through June 30, 2005, we have had to abandon two wells drilled on the KG Block and it is likely that in some future quarters our stage of development or operating or drilling results may fall below our expectations or the expectations of securities analysts and investors and that some of our drilling results will be unsuccessful and the wells plugged.  In such event, the trading price of our common stock may be materially and adversely affected.

We Expect to Have Substantial Requirements For Additional Capital That May Be Unavailable To Us Which Could Limit Our Ability To Participate In Our Existing and Additional Ventures Or Pursue Other Opportunities.  Our Available Capital is Limited

In order to participate under the terms of our Production Sharing Contracts as well as in further joint venture arrangements leading to the possible grant of exploratory drilling opportunities, we will be required to contribute or have available to us material amounts of capital.  Under the terms of our carried interest agreement relating to the KG Block, after the start date of initial commercial production on the KG Block, and under the terms of the two Production Sharing Contracts relating to the Cambay Basin and the agreement relating to the acquisition of the 20% participating interest in the Tarapur block, we are required to bear our proportionate share of costs during the exploration phases of those agreements.  There can be no assurance that this capital will be available to us in the amounts and at the times required.  Such capital also may be required to secure bonds in connection with the grant of exploration rights, to conduct or participate in exploration activities or be engaged in drilling and completion activities.  We intend to seek the additional capital to meet our requirements from equity and debt offerings of our securities.  Our ability to access additional capital will depend in part on the success of the ventures in which we are a participant in locating reserves of oil and gas and developing producing wells on the exploration blocks, the results of our management in locating, negotiating and entering into joint venture or other arrangements on terms considered acceptable, as well as the status of the capital markets at the time such capital is sought.  There can be no assurance that capital will be available to us from any source or that, if available, it will be at prices or on terms acceptable to us.  Should we be unable to access the capital markets or should sufficient capital not be available, our activities could be delayed or reduced and, accordingly, any future exploration opportunities, revenues and operating activities may be adversely affected and could also result in our breach of the terms of a Production Sharing Contracts which could result in the loss of our rights under the contract.

As of March 31, 2005, we had cash and cash equivalents of approximately $3,600,000.  Subsequent to March 31, 2005 through July 29, 2005, we realized proceeds of $6,809,800 from the exercise of outstanding common stock purchase warrants, broker warrants and options.  We currently expect that our available cash, including the proceeds realized from the exercise of warrants, will be sufficient to fund through 2005 at the present level of operations our required capital expenditures on the three exploration blocks in which we are a participant and our participation in the Tarapur Block in which we agreed to acquire a 20% participating interest.  We expect our commitments pursuant to the terms of the agreements relating to these exploration blocks to total approximately $2.2 million during the period April 1, 2005 through December 31, 2005.  Any further Production Sharing Contacts we may seek to enter into or any expanded scope of our operations or other transactions that we may enter into may require us to fund our participation or capital expenditures with amounts of capital not currently available to us.  We may be unsuccessful in raising the capital necessary to meet these capital requirements.  There can be no assurance that we will be able to raise the capital.

Pursuant to our agreement executed on April 7, 2005 to acquire a 20% participating interest from GSPC in the Tarapur Block (“Tarapur”), we paid to GSPC the sum of approximately Rs. 2.53 Crore (approximately $580,000).  In addition, it is expected that under the terms of our agreement with GSPC the total capital we will be required to contribute to exploration activities on Tarapur during 2005 based on our 20% participating interest will be approximately $300,000.  Further, we have committed to expend an aggregate of approximately $1.2 million for exploration activities under the terms of the agreement over a period of 2½ years.  Our agreement with GSPC is subject to obtaining the Government of India consent.  In the event such consent is not obtained, the assignment would be terminated.  Under such circumstances, we intend to seek to negotiate an alternative acceptable arrangement with GSPC.  In the event the Government of India does not reject in writing the application for consent to the assignment within 180 days, it is deemed approved.  We intend that such an alternative acceptable arrangement would include provisions that would place us in an economic position substantially equivalent to the position we would have held if the consent of the Government of India had been obtained and the assignment of the interest effected.  We do not have an alternative agreement or understanding with GSPC in effect, and we cannot make any assurance that such an alternative arrangement can be entered into with GSPC.  In the event such an arrangement is not entered into we would seek to have the moneys advanced by us to GSPC returned to us.  There can be no assurance that the Government of India consent will be obtained or that we will be successful in having the moneys advanced to GSPC returned to us if an acceptable alternative arrangement is not available to us.

India’s Regulatory Regime May Increase Our Risks And Expenses In Doing Business

All phases of the oil and gas exploration, development and production activities in which we are participating are regulated in varying degrees by the Indian government, either directly or through one or more governmental entities.  The areas of government regulation include matters relating to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental protection and rig safety.  In addition, the award of a Production Sharing Contract is subject to Government of India consent and matters relating to the implementation and conduct of operations under the Production Sharing Contract is subject, under certain circumstances, to Government of India consent.  As a consequence, all future drilling and production programs and operations we undertake or are undertaken by the ventures in which we participate must be approved by the Indian government.  Shifts in political conditions in India could adversely affect our business in India and the ability to obtain requisite government approvals in a timely fashion or at all.  We, and our joint venture participants, must maintain satisfactory working relationships with the Indian government.  This regulatory environment may increase the risks associated with our intended exploration and productivity activities and increase our costs of doing business.

Our Control By Directors And Executive Officers May Result In Those Persons Having Interests Divergent From Our Other Stockholders

As of July 29, 2005, our Directors and executive officers and their respective affiliates, in the aggregate, beneficially hold 34,061,667 shares or approximately 58.4% of our outstanding Common Stock.  As a result, these stockholders possess significant influence over us, giving them the ability, among other things, to elect a majority of our Board of Directors and approve significant corporate transactions.  These persons will retain significant control over our present and future activities and our other stockholders and investors may be unable to meaningfully influence the course of our actions.  These persons may have interests regarding our future activities and transactions we engage in that diverge from the interests of our other stockholders.  Such share ownership and control may also have the effect of delaying or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us, or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of us which could have a material adverse effect on the market price of our Common Stock.  Although management has no intention of engaging in such activities, there is also a risk that the existing management will be viewed as pursuing an agenda which is beneficial to themselves at the expense of other stockholders.

Our Reliance On A Limited Number Of Key Management Personnel Imposes Risks On Us That We Will Have Insufficient Management Personnel Available If The Services Of Any Of Them Are Unavailable

We are dependent upon the services of our President and Chief Executive Officer, Jean Paul Roy, and Executive Vice President and Chief Financial Officer, Allan J. Kent.  The loss of either of their services could have a material adverse effect upon us.  We currently do not have employment agreements with either of such persons or key man life insurance.  The services of both Mr. Roy and Mr. Kent are provided pursuant to the terms of agreements with corporations wholly-owned by each of them.  At present, Mr. Kent’s services are provided through an oral agreement with the corporation he owns.  Accordingly, these agreements do not contain any provisions whereby Mr. Roy and Mr. Kent have direct contractual obligations to us to provide services or refrain from other activities.

At present, our future is substantially dependent upon the geological and geophysical capabilities of Mr. Roy to locate oil and gas exploration opportunities for us and the ventures in which we are a participant.  His inability to do the foregoing could materially adversely affect our future activities.  We have entered into a three-year Technical Services Agreement with Roy Group (Barbados) Inc. dated August 29, 2003, a company owed 100% by Mr. Roy, to perform such geological and geophysical duties and exercise such powers related thereto as we may from time to time assign to it.  We have no agreement directly with Mr. Roy regarding his services to us.

Our Success Is Largely Dependent On The Success Of The Operators Of The Ventures In Which We Participate And Their Failure Or Inability To Operate The Oil And Gas Exploration, Development And Production Activities On An Exploration Block Properly Or Successfully Could Materially Adversely Affect Us

At present, our only oil and gas interests are our rights under the terms of the three Production Sharing Contracts with the Government of India and the assignment agreement with GSPC, effective only upon obtaining Government of India consent, relating to an interest in the Tarapur Block.  We are not the operator of any of the exploration, drilling and production activities conducted on any of the exploration blocks.  Accordingly, the realization of successes in the exploration of the blocks is substantially dependent upon the success of the operators in exploring for and developing reserves of oil and gas and their ability to market those reserves at prices that will yield a return to us.

Under the terms of our carried interest agreement for the KG Block, we have a carried interest in the exploration activities conducted by the parties on the KG Block prior to the start date of initial commercial production.  However, under the terms of that agreement, all of our proportionate share of capital costs for exploration and development activities must be repaid without interest over the projected production life or ten years, whichever is less.  Our proportionate share of these costs and expenses expected to be incurred over the 6.5 year term of the Production Sharing Contract for which our interest is carried is estimated to be approximately $22.0 million, including the $5.0 million attributable to us as of December 31, 2004 and $7.8 million attributable to us as of March 31, 2005, of which 50% is for the account of Roy Group (Mauritius) Inc.  Additional expenditures may be required for cost overruns and completions of commercially successful wells.  We are unable to estimate the amount of additional expenditures GSPC will make as operator attributable to us prior to the start date of initial commercial production under the carried interest agreement or when, if ever, any commercial production will commence.  Of these expenditures, 50% are for the account of Roy Group (Mauritius) Inc. under the terms of the Participating Interest Agreement between us and Roy Group (Mauritius) Inc.  We are not entitled to any share of production from the KG Block until such time as the expenditures attributed to us, including those expenditures made for the account of Roy Group (Mauritius) Inc., under the carried interest agreement, have been recovered by GSPC from future production revenue.  Therefore, we are unable to estimate when we may commence to receive distributions from any production of hydrocarbon reserves found on the KG Block.  As provided in the carried interest agreement, in addition to repaying our proportionate share of capital costs incurred for which we were carried, we will be required to bear our proportionate share of the expenditures attributable to us after the start date of initial commercial production on the KG Block.

Certain Terms Of The Production Sharing Contracts May Create Additional Expenses And Risks That Could Adversely Affect Our Revenues And Profitability

The Production Sharing Contracts contain certain terms that may affect the revenues of the joint venture participants to the agreements and create additional risks for us.  These terms include, possibly among others, the following:

▪

The venture participants are required to complete certain minimum work programs during the three phases of the term of the Production Sharing Contracts.  In the event the venture participants fail to fulfill any of these minimum work programs, the parties to the venture must pay to the Government of India their proportionate share of the amount that would be required to complete the minimum work program.  Accordingly, we could be called upon to pay our proportionate share of the estimated costs of any incomplete work programs;

▪

Until such time as the Government of India attains self sufficiency in the production of crude oil and condensate and is able to meet its national demand, the parties to the venture are required to sell in the Indian domestic market their entitlement under the Production Sharing Contacts to crude oil and condensate produced from the exploration blocks.  In addition, the Indian domestic market has the first call on natural gas produced from the exploration blocks and the discovery and production of natural gas must be made in the context of the government’s policy of utilization of natural gas and take into account the objectives of the government to develop its resources in the most efficient manner and promote conservation measures.  Accordingly, this provision could interfere with our ability to realize the maximum price for our share of production of hydrocarbons;

▪

The parties to the agreement that are not Indian companies, which includes us, are required to negotiate technical assistance agreements with the Government of India or its nominee whereby such foreign company can render technical assistance and make available commercially available technical information of a proprietary nature for use in India by the government or its nominee, subject, among other things, to confidentiality restrictions.  Although not intended, this could increase the venture’s and our cost of operations; and

▪

The parties to the venture are required to give preference, including the use of tender procedures, to the purchase and use of goods manufactured, produced or supplied in India provided that such goods are available on equal or better terms than imported goods, and to employ Indian subcontractors having the required skills insofar as their services are available on comparable standards and at competitive prices and terms.  Although not intended, this could increase the ventures and our cost of operations.

These provisions of the Production Sharing Contracts, possibly among others, may increase our costs of participating in the ventures and thereby affect our profitability.

Oil And Gas Prices Fluctuate Widely And Low Oil And Gas Prices Could Adversely Affect Our Financial Results

There is no assurance that there will be any market for oil or gas produced from the exploration blocks in which we hold an interest and our ability to deliver the production from any wells may be constrained by the absence of or limitations on collector systems and pipelines.  Future price fluctuations could have a major impact on the future revenues from any oil and gas produced on these exploration blocks and thereby our revenue, and materially affect the return from and the financial viability of any reserves that are claimed.  Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future.  A significant decrease in oil and gas prices could have a material adverse effect on our cash flow and profitability and would adversely affect our financial condition and the results of our operations.  In addition, because world oil prices are quoted in and trade on the basis of U.S. dollars, fluctuations in currency exchange rates that affect world oil prices could also affect our revenues.  Prices for oil and gas fluctuate in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control, including:

▪

political conditions in oil producing regions, including the Middle East and elsewhere;

▪

the domestic and foreign supply of oil and gas;

▪

quotas imposed by the Organization of Petroleum Exporting Countries upon its members;

▪

the level of consumer demand;

▪

weather conditions;

▪

domestic and foreign government regulations;

▪

the price and availability of alternative fuels;

▪

overall economic conditions; and

▪

international political conditions.

In addition, various factors may adversely affect the ability to market oil and gas production from the exploration block, including:

▪

the capacity and availability of oil and gas gathering systems and pipelines;

▪

the ability to produce oil and gas in commercial quantities and to enhance and maintain production from existing wells and wells proposed to be drilled;

▪

the proximity of future hydrocarbon discoveries to oil and gas transmission facilities and processing equipment (as well as the capacity of such facilities);

▪

the effect of governmental regulation of production and transportation (including regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of oil and condensate and matters associated with the protection of the environment);

▪

the imposition of trade sanctions or embargoes by other countries;

▪

the availability and frequency of delivery vessels;

▪

changes in supply due to drilling by others;

▪

the availability of drilling rigs; and

▪

changes in demand.

Our Ability To Locate And Participate In Additional Exploration Opportunities And To Manage Growth May Be Limited By Reason Of Our Limited History Of Operations And The Limited Size Of Our Staff

While our President and Executive Vice President have had extensive experience in the oil and gas exploration business, we have been engaged in limited activities in the oil and gas business over the past approximately two years and have a limited history of activities upon which you may base your evaluation of our performance.  As a result of our brief operating history and limited activities in oil and gas exploration activities, our success to date in entering into ventures to acquire interests in exploration blocks may not be indicative that we will be successful in entering into any further ventures.  There can be no assurance that we will be successful in growing our oil and gas exploration and development activities.

Any future significant growth in our oil and gas exploration and development activities will place demands on our executive officers, and any increased scope of our operations will present challenges to us due to our current limited management resources.  Our future performance will depend upon our management and their ability to locate and negotiate opportunities to participate in joint venture and other arrangements whereby we can participate in exploration opportunities.  There can be no assurance that we will be successful in these efforts.  Our inability to locate additional opportunities, to hire additional management and other personnel or to enhance our management systems could have a material adverse effect on our results of operations.

Our Future Performance Depends Upon Our Ability And The Ability Of The Ventures In Which We Participate To Find Or Acquire Oil And Gas Reserves That Are Economically Recoverable

Our success in developing our oil and gas exploration and development activities will be dependent upon establishing, through our participation with others in joint ventures and other similar activities, reserves of oil and gas and maintaining and possibly expanding the levels of those reserves.  We and the joint ventures in which we may participate may not be able to locate and thereafter replace reserves from exploration and development activities at acceptable costs. Lower prices of oil and gas may further limit the kinds of reserves that can be developed at an acceptable cost.  The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to enter into joint ventures or similar arrangements to maintain or expand our oil and gas reserves if capital is unavailable to us and the ventures in which we participate.  In addition, exploration and development activities involve numerous risks that may result in dry holes, the failure to produce oil and gas in commercial quantities, the inability to fully produce discovered reserves and the inability to enhance production from existing wells.

We expect that we will continually seek to identify and evaluate joint venture and other exploration opportunities for our participation as a joint venture participant or through some other arrangement.  Our ability to enter into additional exploration activities will be dependent to a large extent on our ability to negotiate arrangements with others and with various governments and governmental entities whereby we can be granted a participation in such ventures.  There can be no assurance that we will be able to locate and negotiate such arrangements, have sufficient capital to meet the costs involved in entering into such arrangements or that, once entered into, that such exploration activities will be successful. Successful acquisition of exploration opportunities can be expected to require, among other things, accurate assessments of potential recoverable reserves, future oil and gas prices, projected operating costs, potential environmental and other liabilities and other factors.  Such assessments are necessarily inexact, and as estimates, their accuracy is inherently uncertain.  We cannot assure you that we will successfully consummate any further exploration opportunities or joint venture or other arrangements leading to such opportunities.

Estimating Reserves And Future Net Revenues Involves Uncertainties And Oil And Gas Price Declines May Lead To Impairment Of Oil And Gas Assets

Currently, we have no proved reserves of oil or gas.  Any reserve information that we may provide in the future will represent estimates based on reports prepared by independent petroleum engineers, as well as internally generated reports. Petroleum engineering is not an exact science.  Information relating to proved oil and gas reserves is based upon engineering estimates derived after analysis of information we furnish or furnished by the operator of the property.  Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, capital expenditures and workover and remedial costs, all of which may in fact vary considerably from actual results.  Oil and gas prices, which fluctuate over time, may also affect proved reserve estimates.  For these reasons, estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially.  Actual production, revenues and expenditures with respect to reserves we may claim will likely vary from estimates, and such variances may be material.  Either inaccuracies in estimates of proved undeveloped reserves or the inability to fund development could result in substantially reduced reserves.  In addition, the timing of receipt of estimated future net revenues from proved undeveloped reserves will be dependent upon the timing and implementation of drilling and development activities estimated by us for purposes of the reserve report.

Quantities of proved reserves are estimated based on economic conditions in existence in the period of assessment. Lower oil and gas prices may have the impact of shortening the economic lives on certain fields because it becomes uneconomic to produce all recoverable reserves on such fields, thus reducing proved property reserve estimates. If such revisions in the estimated quantities of proved reserves occur, it will have the effect of increasing the rates of depreciation, depletion and amortization on the affected properties, which would decrease earnings or result in losses through higher depreciation, depletion and amortization expense. The revisions may also be sufficient to trigger impairment losses on certain properties that would result in a further non-cash charge to earnings.

Risks Relating To The Market For Our Common Stock

Volatility Of Our Stock Price

The public market for our common stock has been characterized by significant price and volume fluctuations.  There can be no assurance that the market price of our common stock will not decline below its current or historic price ranges. The market price may bear no relationship to the prospects, stage of development, existence of oil and gas reserves, revenues, earnings, assets or potential of our Company and may not be indicative of our future business performance. The trading price of our common stock could be subject to wide fluctuations.  Fluctuations in the price of oil and gas and related international political events can be expected to affect the price of our common stock.  In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies which fluctuations have been unrelated to the operating performance of these companies. These market fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our Company's common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such companies. Such litigation, if instituted, and irrespective of the outcome of such litigation, could result in substantial costs and a diversion of management's attention and resources and have a material adverse effect on our Company's business, results of operations and financial condition.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

With the exception of historical matters, the matters discussed in this Prospectus are “forward-looking statements” as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Forward-looking statements made herein include, but are not limited to, the statements in this Prospectus regarding our plans and objectives relating to our future operations, plans and objectives regarding the exploration, development and production activities conducted on the four exploration blocks in India in which we have interests, plans regarding drilling activities intended to be conducted through the ventures in which we are a participant, the success of those drilling activities and our ability and the ability of the ventures to complete any wells on the exploration blocks, to develop reserves of hydrocarbons in commercially marketable quantities, to establish facilities for the collection, distribution and marketing of hydrocarbons, to produce oil and natural gas in commercial quantities and to realize revenues from the sales of those hydrocarbons.  Forward-looking statements also include our plans and objectives to join with others or to directly seek to enter into or acquire interests in additional Production Sharing Contracts with the Government of India.  Our assumptions, plans and expectations regarding our future capital requirements, our plans and intentions regarding the possibility of us raising additional capital in 2005 and beyond, the costs and expenses to be incurred in conducting any exploration, well drilling, development and production activities and the adequacy of our capital to meet our requirements for our present level of activities are all forward-looking statements.  These statements appear, among other places, under the following captions: “Risk Factors”, and “Management’s Discussion and Analysis or Plan of Operation”. We cannot assure you that our assumptions or our business plans and objectives discussed herein will prove to be accurate or be able to be attained.  We cannot assure you that any commercially recoverable quantities of hydrocarbon reserves will be discovered on the exploration blocks in which we have an interest.  Our ability to realize revenues cannot be assured.  Our ability to successfully drill, test and complete producing wells cannot be assured.  We cannot assure you that we will have available to us the capital required to meet our plans and objectives at the times and in the amounts required.  We cannot assure you that we will be successful in joining any further ventures seeking to be granted Production Sharing Contracts by the Government of India or that we will be successful in acquiring interests in existing ventures.  We cannot assure you that the Government of India will consent to the assignment by GSPC of the 20% participating interest in the Tarapur block or that the Company will be successful in entering into alternative acceptable arrangements on commercially favorable terms with GSPC should that consent not be forthcoming.  If our plans fail to materialize, your investment will be in jeopardy.  We cannot assure you that the outcome of testing of one or more wells on the KG Block will be satisfactory and result in a commercially-productive well or that any further wells drilled on the KG Block will have commercially-successful results.  Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military activities could have a material adverse effect on us.  We caution you that various risk factors accompany those forward-looking statements and are described, among other places, under the caption "Risk Factors" herein.  They are also described in our Annual Reports on Form 10-KSB, our Quarterly Reports on Form 10-QSB, and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this Prospectus and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

USE OF PROCEEDS

This Prospectus relates solely to the securities being offered and sold for the account of the Selling Securityholders.  We will not receive any of the proceeds from the sale of the securities being offered by the Selling Securityholders but will pay substantially all of the expenses related to the registration of the securities.  We estimate that these expenses will be approximately $30,000.

Of the shares included in this Prospectus, as of July 29, 2005, 785,500 are issuable on exercise of outstanding common stock purchase warrants.  In the event all 785,500 common stock purchase warrants are exercised by the Selling Securityholders, we will receive proceeds of $1,963,750.  There can be no assurance those warrants will be exercised or the proceeds received.  Such proceeds will be added to our general corporate funds and used for working capital purposes.

PRICE RANGE OF COMMON STOCK

Our common shares are listed on the American Stock Exchange and are traded under the symbol GGR.  Prior to May 6, 2004, our common shares were quoted on the OTC Bulletin Board® under the symbol GEOG.  The reported high and low bid prices for the common shares, as reported by the OTC Bulletin Board®, for the year ended December 31, 2003 and the first two calendar quarters of 2004 through May 5, 2004 and the high and low sales prices on the American Stock Exchange for the last three calendar quarters of 2004 from the period May 6 to December 31, 2004 and the first three calendar quarters of 2005 through July 29, 2005 are as follows:

OTC Bulletin Board®	Bid Prices
	High	Low
2003
First Quarter	$1.67	$0.35
Second Quarter	$1.38	$0.89
Third Quarter	$1.52	$0.96
Fourth Quarter	$1.69	$1.18
2004
First Quarter	$2.85	$1.53
Second Quarter (through May 5)	$2.96	$2.30

American Stock Exchange	Sales Prices
	High	Low
2004
Second Quarter (May 6 to June 30)	$3.14	$1.95
Third Quarter	$2.64	$1.60
Fourth Quarter	$2.65	$0.86
2005
First Quarter	$1.80	$0.77
Second Quarter	$9.35	$0.89
Third Quarter (through July 29)	$8.64	$5.75

The foregoing bid prices on the OTC Bulletin Board® represent inter-dealer quotations without adjustment for retail markups, markdowns or commissions and do not represent the prices of actual transactions.

On July 29, 2005, the last sale price for our common stock, on the American Stock Exchange was $7.12.

As of July 29, 2005, we had approximately 103 stockholders of record.

Dividend Policy

We do not intend to pay any dividends on our common stock for the foreseeable future.  Any determination as to the payment of dividends on our common stock in the future will be made by our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects as well as such other factors as our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization at March 31, 2005:

US $
Cash and cash equivalents	3,618,376
Total assets	5,720,243
Capital Stock
Authorized: 100,000,000 common shares, par value $0.001 per share Issued 55,207,455 common shares(1)(2)(3)	40,615
Additional paid-in capital	6,831,434
Deficit accumulated during the development stage	(1,535,851)
Total stockholders’ equity	5,336,198
Total liabilities and stockholders’ equity	5,720,243

(1)

Excludes 4,190,000 shares issuable on exercise of outstanding options at exercise prices ranging from $1.01 to $1.50 and expiring on various dates from August 31, 2006 to August 31, 2008.

(2)

Excludes the 3,540,900 shares as of March 31, 2005 issuable on exercise of outstanding stock purchase warrants and broker warrants.

(3)

Subsequent to March 31, 2005 through July 29, 2005, common stock purchase warrants to purchase 2,214,500 shares of common stock, common stock broker warrants to purchase 540,900 shares of common stock and options to purchase 335,000 shares of common stock were exercised with total proceeds to us of $6,809,800.  Such proceeds were added to our general funds and used for working capital purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

OR PLAN OF OPERATION

General

The following discussion and analysis of our financial condition or plan of operation should be read in conjunction with, and is qualified in its entirety by, the more detailed information including our consolidated financial statements and the related notes appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties.  See “Cautionary Statement For Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995” in this Prospectus.  Our actual results may differ materially from the results and business plans discussed in the forward-looking statements. Factors that may cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus.

On August 29, 2003, we completed the acquisition of all of the issued and outstanding stock of GeoGlobal Resources (India) Inc. ("GeoGlobal India"), which thereby became our wholly-owned subsidiary.  The completion of the transaction resulted in the issuance by us of 34,000,000 shares of our common stock and the delivery of a GeoGlobal Resources Inc. US$2.0 million promissory note to the sole shareholder of GeoGlobal Resources (India) Inc.  Under generally accepted accounting principles, this transaction is accounted for as a reverse takeover transaction and for accounting purposes, this transaction is considered an acquisition of GeoGlobal Resources Inc. (the legal parent treated as the accounting subsidiary) by GeoGlobal India (the legal subsidiary treated as the accounting parent) and has been accounted for as a purchase of the net assets of GeoGlobal Resources Inc. by GeoGlobal India.  Accordingly, this transaction represents a recapitalization of GeoGlobal India, the legal subsidiary, effective August 29, 2003.   These consolidated financial statements are issued under the name of our parent, GeoGlobal Resources Inc. but are a continuation of the financial statements of the accounting acquirer.  GeoGlobal India’s assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. As a result, the stockholders' equity of GeoGlobal Resources Inc. is eliminated and these consolidated financial statements reflect the results of operations of GeoGlobal Resources Inc. only from the date of the acquisition.

Statements of Operations

Three months ended March 31, 2005 and March 31, 2004

During the three months ended March 31, 2005, we had expenses of $188,000 compared with expenses of $232,000 for the three months ended March 31, 2004.  Our general and administrative expenses increased to $107,000 from $94,000 for the same period in 2004.  This increase is primarily the result of a $30,000 annual listing fee paid to the American Stock Exchange in the first quarter of 2005.  The listing fee for 2004 was paid in the second quarter of 2004.  Otherwise, our general and administrative costs decreased slightly.   Our general and administrative expenses include transfer agent fees and services as well as costs related to the corporate head office including administrative services, rent and office costs.   Our consulting fees of $50,000 during the three months ended March 31, 2005 decreased from $73,000 for the same period in 2004.  These consulting fees include $12,500 paid under our Technical Services Agreement with a corporation wholly owned by Mr. Roy, our President, for both periods.  Additional consulting fees were incurred in the prior period for employing various technical and corporate consultants which advised us on a variety of matters which fees were not incurred in the first three months of 2005.  Professional fees also decreased to $21,000 during the three months ended March 31, 2005 from $52,000 during the same period in 2004.  Professional fees include those paid to our auditors for audit, accounting and tax advice, fees paid to our legal advisors for services provided with regard to filing various SEC documents and review of our oil and gas agreements.  The decrease is a result of a decrease in legal fees in the first three months of 2005 compared to the same period in 2004.  Depreciation and depletion decreased slightly to $11,000 compared to $12,000 for the same period in 2004.

Our other expenses and incomes during the three months ended March 31, 2005 resulted in income of $12,000 compared to $30,000 during the same period in 2004.  The decrease is attributable to the recovery of consulting fees and equipment costs from services provided and billed out to GSPC during the first quarter of 2004 for which we had no such recovery during the three months ended March 31, 2005.  Included in other revenue is a foreign exchange loss of $3,000 compared to a foreign exchange gain of $7,600 for the three months ended March 31, 2004.  Our interest income of $15,000 in 2005 arose out of interest earned on our cash balances we held during the quarter as compared to $6,000 during the same period in 2004.  This increase is a result of the increase in the US prime interest rate.

Reflecting the overall decrease in the fees and expenses above during the three months ended March 31, 2005 as compared to the same period ending March 31, 2004, we had a net loss of $177,000 in 2005 compared to a net loss of $202,000 in 2004.

We capitalize certain overhead costs directly related to our exploration activities in India.  During the three months ended March 31, 2005 these capitalized overhead costs were $65,000 and during the three months ended March 31, 2004 were $84,000.

Years Ended December 31, 2004 and December 31, 2003

During the year ended December 31, 2004, we had expenses of $912,000 compared with expenses of $504,000 during the year ended December 31, 2003.  This increase is primarily the result of the increased scale of our participation in oil and gas exploration activities as well as the additional costs incurred in compliance with periodic reporting and other requirements in having our securities publicly traded and listed on the American Stock Exchange for 12 months in 2004 versus four months in 2003.

Our general and administrative expenses increased to $452,000 from $151,000.  These general and administrative expenses include costs related to the corporate head office including administrative salaries and services, rent and office costs, insurance, American Stock Exchange listing and filing fees and transfer agent fees and services.   Our consulting fees increased to $238,000 during the year ended December 31, 2004 from $170,000 in the prior year.  These consulting fees reflect $50,000 (2003 - $17,000) paid under our Technical Services Agreement with a corporation wholly owned by Mr. Roy and other fees and expenses we incurred in employing various technical and corporate consultants who advised us on a variety of matters.  Professional fees increased to $161,000 during the year ended December 31, 2004 from $132,000 during the year ended December 31, 2003.  Professional fees include those paid to our auditors for audit, accounting and tax advice and fees paid to our legal advisors primarily for services provided with regard to filing various periodic reports and other documents and reviewing our various oil and gas and other agreements.

Our other expenses and income during the year ended December 31, 2004 resulted in income of $45,000 versus $26,000 for the same period in 2003.  Included in other expenses and income is a foreign exchange loss of $3,000 (2003 - $19,000) which loss declined mainly as a result of a more stable US dollar in 2004 as compared to 2003. During the year ended December 31, 2004, we recovered fees and costs of $16,500 (2003 - $39,000) resulting from services provided and billed out to the GSPC.  The decline in these recovered fees and costs was primarily the result of the consultants billing for their fees and costs directly to third parties versus through our Company.  Our interest income of $32,000 (2003 - $2,000) arose out of interest earned on our cash balances we held during the year as compared to 4 months in 2003.

Reflecting the increased scope of our activities during the year ended December 31, 2004 as compared to the year ended December 31, 2003, we had a net loss of $867,000 compared to a net loss of $478,000 in 2003.

Years Ended December 31, 2003 and December 31, 2002

Our oil and gas exploration and development activities commenced at our inception on August 21, 2002.  We have not since our inception earned any revenues from these operations.

During the year ended December 31, 2003, we had expenses of $504,000 compared with expenses of $14,000 during the period August 21, 2002 through December 31, 2002.  Our general and administrative expenses increased to $151,000 from $6,000 reflecting the expenses incurred relating to our initial Production Sharing Contracts entered into in February 2003 and the expenses we incurred in connection with the acquisition of GeoGlobal India by our legal parent corporation.  These general and administrative expenses also include costs related to the corporate head office including administrative services, rent and office costs and transfer agent fees and services.   Our consulting fees of $170,000 during the year ended December 31, 2003 reflect $83,000 paid under our Technical Services Agreement and other fees and expenses we incurred in employing various technical and corporate consultants who advised us on a variety of matters.  We incurred no consulting fees during the period from inception August 21, 2002 through December 31, 2002 because our activities had not developed to the point where we required such services of consultants.  Professional fees increased to $132,000 during the year ended December 31, 2003 from $7,000 during the period from August 21, 2002 to December 31, 2002.  Professional fees include those paid to our auditors for audit and tax services, fees paid to our legal advisors for services provided with regard to filing various SEC documents and review of our oil and gas agreements.

Our other expenses and income during the year ended December 31, 2003 resulted in income of $26,000.  Included in other income is a foreign exchange loss of $19,000.  We had no such loss during the period from inception on August 21, 2002 to December 31, 2002.  During the year ended December 31, 2003, we recovered consulting fees of $39,000 and equipment costs of $4,000 resulting from services provided and billed out to GSPC.  Our interest income in 2003 arose out of interest earned on our cash balances we held during the year.  We held small cash balances during the period from inception on August 21, 2002 to December 31, 2002.

Reflecting the increased scope of our activities during the year ended December 31, 2003 as compared to the period from inception on August 21, 2002 to December 31, 2002, we had a net loss of $478,000 in 2003 compared to a net loss of $14,000 in 2002.

Liquidity and Capital Resources

We will not realize cash flow under our initial Production Sharing Contracts relating to the KG Block until such time as the expenditures attributed to us, and including those expenditures made for the account of Roy Group (Mauritius) Inc. under the Carried Interest Agreement, have been recovered by GSPC from future production revenue or, if shorter, are otherwise paid by us over a period of ten years.  We further describe this agreement under “Our Business – Our Production Sharing Contract Relating to the KG Block.”

We have committed to expend an aggregate of approximately $2.5 million for exploration activities under the terms of the Production Sharing Contracts on the Cambay Basin blocks over a period of 6 years.  We estimate that our expenditures for these purposes during the 2005 fiscal year will be approximately $1.6 million, based upon our 10% participating interest in these Production Sharing Contracts.

We have committed to expend an aggregate of approximately $1.2 million for exploration activities under the terms of our agreement relating to our acquisition of an interest in the Tarapur block over a period of 2½ years.  As at March 31, 2005, we have incurred costs of approximately $580,000 with respect to this agreement.  We estimate that our expenditures for these purposes during the balance of the 2005 fiscal year will be approximately $300,000, based upon our 20% participating interest under this agreement.

We believe that our available cash resources, together with the proceeds received subsequent to March 31, 2005 from the exercise of common stock purchase warrants, will be sufficient to meet all our expenses and cash requirements during the year ended December 31, 2005.  In addition, we intend to seek to raise additional equity capital through private sales of our securities.  As of July 29, 2005, no engagement letters or other written agreements have been entered into with respect to such transaction.  There can be no assurance that such transactions will be entered into, the amounts of equity capital that may be raised or the terms on which any such transactions may be completed.

Three months ended March 31, 2005 and March 31, 2004

At March 31, 2005, our cash and cash equivalents were $3.6 million.  The majority of these funds are currently held as US funds in our bank accounts and in term deposits earning interest based on the US prime rate.

The reduction in our cash and cash equivalents of $801,000 from $4.4 million at December 31, 2004 is primarily the result of funds used in operating, investing and financing as follows:

Our net cash used in operating activities during the three months ended March 31, 2005 was $148,000 as compared to $357,000 for the same period in 2004.  This decrease is mostly as a result of our cash being used in the prior 2004 period to reduce our accounts payable.

Cash used in investing activities for the three months ended March 31, 2005 was $653,000.  This amount was used for the purchase of property and equipment as compared to $135,000 for the same period in 2004.   This increase is a result of our increased activities in the Cambay Basin and mostly attributed to our acquisition of a 20% participating interest in the Tarapur Block.

Cash provided by financing activities for the three months ended March 31, 2005 was $nil as compared to cash used in financing activities of $485,000 for the same period in 2004.  Cash of $15,000 was provided from the issuance of 10,000 shares of common stock in the exercise of options in the first quarter of 2004.  No options were exercised in the same period in 2005.  The three months ended March 31, 2004 also included a $500,000 repayment of the note payable.  No such payment was required in 2005 as the note was entirely paid on June 30, 2004.

Subsequent to March 31, 2005 through July 29, 2005, we realized $6.8 million from the exercise of outstanding common stock purchase warrants, broker warrants and options.

At March 31, 2005, GSPC, as operator of the KG Block, has expended on exploration activities approximately $7.8 million attributable to us under the carried interest agreement as compared to $5.0 million at December 31, 2004 and $1.45 million at March 31, 2004.  Under the terms of the carried interest agreement, we are carried by GSPC for 100% of all our share of any costs during the exploration phase on the KG Block prior to the start date of initial commercial production.

Under the terms of the Production Sharing Contracts relating to the KG Block, GSPC is committed to expend further funds for the exploration of and drilling on the KG Block.  Preliminary budgets estimate that these expenditures attributable to us, including Roy Group (Mauritius) Inc., will total approximately $11.0 million over the 6.5 year term of the Production Sharing Contracts, including the $7.8 million attributable to us through March 31, 2005.  Additional expenditures may be required for the cost overruns and completion of commercially successful wells.  We are unable to estimate the amount of additional expenditures GSPC will make attributable to us prior to the start date of initial commercial production under the carried interest agreement or when, if ever, any commercial production will commence.  As provided in the carried interest agreement, we will be required to bear the expenditures attributable to us after the start date of initial commercial production on the KG Block.  Of these expenditures attributable to us, 50% are for the account of Roy Group (Mauritius) Inc. under the terms of the Participating Interest Agreement.

We will not realize cash flow from the KG venture until such time as the expenditures attributed to us, including those expenditures made for the account of Roy Group (Mauritius) Inc. under the carried interest agreement have been recovered by GSPC from future production revenue.  Under the terms of that agreement, all of our proportionate share of capital costs for exploration and development activities must be repaid to GSPC without interest over the projected production life or ten years, whichever is less.

Subsequent to the commencement of commercial production on the KG Block, we will be required to fund our proportionate share of drilling exploration and development costs on the KG Block in accordance with the terms of the Production Sharing Contract relating to that block.

Years Ended December 31, 2003 and December 31, 2002

Our net cash used in operating activities during the year ended December 31, 2003 was $297,873.

Cash provided by investing activities during the year ended December 31, 2003 was $2.7 million.  This amount included the cash of $3.0 million acquired by GeoGlobal India from the legal parent on the acquisition.  Financing funds of $297,000 were used for the acquisition of property and equipment and $38,000 for the repayment to the shareholder.  During the period from inception on August 21, 2002 through December 31, 2002, reflecting the limited scope of our activities, $50,000 was used for the purchase of property and equipment which was offset by cash provided by a shareholder and related companies in that amount.

Cash provided by financing activities included gross proceeds of $5.8 million from the issuance of our securities in a brokered private placement together with a concurrent private placement for an additional $200,000 that were closed on December 23, 2003.   Also during the year ended December 31, 2003, options to purchase an aggregate of 396,668 shares of common stock were exercised at various prices between $0.17 and $0.50 for gross proceeds of $102,000.  Share issuance costs of $550,000 were expended in issuing the above securities and in the acquisition of GeoGlobal India.

Upon the completion of the acquisition of GeoGlobal India on August 29, 2003, our current assets (primarily cash and cash equivalents) were approximately $3.1 million.  At that time we had current liabilities of $2,700.  As partial consideration for the purchase of GeoGlobal India, we incurred indebtedness of $2.0 million of which $1.0 million was paid by December 31, 2003, $500,000 was paid on January 15, 2004 and the remaining balance of $500,000 was paid on June 30, 2004.

At December 31, 2003, our cash and cash equivalents were $7.0 million.  The majority of these funds were held as US funds in our bank accounts and in term deposits earning interest based on the US prime rate.

At December 31, 2003, GSPC, the operator of the KG Block, had expended on exploration activities approximately $1.0 million attributable to us under the carried interest agreement.

Our Plan of Operation

We expect our exploration and development activities pursuant to the Production Sharing Contracts we are parties to will continue throughout 2005 and thereafter in accordance with the terms of those agreements.  In addition, we may seek to participate in joint ventures bidding for the award of further Production Sharing Contracts for exploration blocks expected to be awarded by the Government of India in the future.  We expect that our interests in any such ventures may involve either minority or majority ownership interests and would be participating interests in the ventures.  As opportunities arise, we may seek to acquire participating interests in other exploration blocks where Production Sharing Contracts have been heretofore awarded by the Government of India.  The acquisition of any such interests would be subject to the execution of a definitive agreement and obtaining the requisite government consents and other approvals.  Depending upon the scope of our activities during the year, we may require additional capital for the possible acquisition of further participating interests in Production Sharing Contracts in drilling blocks heretofore awarded by the Government of India. We may also require additional capital in order to participate in ventures bidding for the grant of Production Sharing Contracts for future exploration blocks to be awarded by the Government of India.  We believe it can be expected that our interest in such ventures would be a participating interest.  The scope of any possible such activities has not been definitively established and, accordingly, we are unable to disclose the amount of any funds that may be required for these purposes.  As the holder of a participating interest in any such possible activities, it can be expected that we will be required to contribute capital to any such ventures.

We believe that our available cash resources, together with the proceeds from the exercise of outstanding warrants subsequent to March 31, 2005, will be sufficient to meet all our expenses, cash requirements and commitments during the balance of the year ended December 31, 2005.  We may during the year 2005 also seek to raise additional capital to support an expanded level of activities as well as our ongoing operations.  No specific plans or arrangements have been made to raise additional capital and we have not entered into any agreements in that regard.  We expect that if we seek to raise additional capital it will be through the sale of equity securities.  We are unable to estimate the terms on which any such capital may be raised, the price per share or possible number of shares involved.

We do not at this time, have any present plans to make any large acquisition, nor do we expect to make any significant changes to our personnel.

Future Capital Requirements and Resources

We expect that, in order to participate in further joint venture arrangements leading to the possible grant of exploratory drilling opportunities, we will be required to contribute or have available to us material amounts of capital.  Such capital may be required to secure bonds in connection with the grant of exploration rights, to conduct or participate in exploration activities or be engaged in drilling and completion activities.  Some or all of such capital may be unavailable to us when required.  We expect to seek any additional capital required from equity and debt offerings of our securities.  Our ability to access additional capital will depend in part on our success in developing the exploration blocks in which we are a participant, the results of our management in locating, negotiating and entering into joint ventures or other arrangements on terms considered acceptable, as well as the status of the capital markets at the time such capital is sought.  There can be no assurance that capital will be available to us from any source or that, if available, it will be at prices or on terms acceptable to us.  Should we be unable to access the capital markets or should sufficient capital not be available, our activities could be delayed or reduced and, accordingly, any future exploration opportunities, revenues and operating activities may be adversely affected.

OUR BUSINESS

We are engaged, through subsidiaries and ventures in which we are a participant, in the exploration for and development of oil and natural gas reserves.  These activities are being undertaken in locations where we and our joint venture participants have been granted exploration rights pursuant to agreements entered into with the Government of India.  We intend to seek to enter into additional agreements to acquire exploration and development rights onshore and offshore the coast of India and, if the opportunity should arise, elsewhere.

At June 30, 2005, we claim no reserves of hydrocarbons.  We have entered into three Production Sharing Contracts each relating to a separate drilling block and each providing for multi-year and multi-phase exploration and drilling activities.  In addition, we have entered into an agreement to acquire a 20% participating interest in a Production Sharing Contract for the Tarapur block located in the centre of the Cambay Basin in the State of Gujarat, subject to Government of India consent.  Exploration and development activities pursuant to the terms of these agreements are expected to continue throughout 2005 and thereafter.

Our Production Sharing Contract Relating to the KG Block

We, along with GSPC and Jubilant Enpro Limited are parties to a Production Sharing Contract dated February 4, 2003 with the Government of India which grants to the three parties the right to conduct seismic surveying and exploratory drilling activities on the KG Block.   The exploration period for this Production Sharing Contract extends for a term of up to 6.5 years.  The first two phases cover a period of 2.5 years each, and the last phase covers a period of 1.5 years.  The exploration period under the agreement commenced on March 12, 2003 and the first phase will expire on September 11, 2005.  During the first exploration phase, the parties are to acquire, process and interpret 1,250 square kilometers of 3D seismic data.  In addition, the parties are to reprocess 2,298.4 line kilometers of 2D seismic data, conduct a bathymetric survey and drill a total of fourteen exploratory wells between 900 to 4,118 meters.  During the second and third phases, if the parties elect to proceed with them, in addition to bathymetric surveys in connection with each phase, the parties are to drill four exploratory wells between 1,100 to 2,850 meters and two exploratory wells to 1,550 and 1,950 meters, respectively.

On August 27, 2002, we entered into an agreement with GSPC whereby we have a carried interest in the exploration activities conducted by the parties in the KG Block under the Production Sharing Contract on the KG Block.  Under the terms of the carried interest agreement, we are carried by GSPC for 100% of all our share of any costs during the exploration phase prior to the start date of initial commercial production.  However all of our share of any capital costs for the development phase must be paid back to GSPC without interest over the projected production life or ten years whichever is less.  We are not entitled to any share of production until GSPC has recovered our share of the costs and expenses that were paid by GSPC.

Our net 5% interest in KG Block reflects our agreement to prospectively assign half of the original 10% interest under the Production Sharing Contract to Roy Group (Mauritius) Inc., a Mauritius corporation wholly-owned by Mr. Jean Paul Roy, our President, a Director and principal stockholder, pursuant to a Participating Interest Agreement we entered into on March 27, 2003, which assignment is subject to Government of India consent.  Absent such consent, the assignment will not occur and we are to provide Roy Group (Mauritius) Inc. with an economic benefit equivalent to the interest to be assigned.  See “Certain Relationships and Related Transactions” below for a further description of this agreement.

GSPC, as operator of the KG Block, has completed the acquisition, processing and interpretation of a 1,298 square kilometer marine 3D seismic program on the KG Block.  Geological mapping has been completed and a number of drillable prospects have been identified.

In addition, through June 30, 2005, three wells have been drilled, the first two of which were abandoned.  The third well, which we refer to as the KG#8 well, commenced drilling on January 17, 2005.  This well is located in the southwestern corner of the KG Block in shallow waters of approximately 60 meters.  The well was drilled to a total depth of 5,061 meters, which we believe to be the deepest well drilled offshore in the KG basin to date.

At June 30, 2005, GSPC is engaged in testing the well and has completed initial testing of 10 meters of perforations across the interval depth from 4,747.5 to 4,777 meters.  These tests resulted in a stabilized flow rate of in excess of 10 MMSCFD (Million Standard Cubic Feet per Day) of gas at the wellhead flowing pressure of 4,500 psi.  GSPC intends to continue testing in 5-inch casing from 4,747.5 to 4,993 meters and intervals from 4,205 to 4,700 meters in 7-inch casing.  We believe that the testing has proved gas is present at good production rates, but we further believe that it is premature to attempt to quantify the amount of proved and probable natual gas reserves that may be in place at this time.  We believe that additional testing and technical evaluation must be completed and more wells must be drilled in order to establish the extent of the field and to estimate the natural gas reserves discovered.  Therefore, we claim no proved or probable reserves on the basis of drilling activities conducted at this well through June 30, 2005.

The KG#8 well is the third well of the 14-well drilling program intended to be completed during the first exploration phase of the KG Block Production Sharing Contract ending on September 11, 2005.  We have been advised by GSPC that they intent to submit a request in August 2005 for an extension from the Government of India of the first exploration phase to allow sufficient time to complete the drilling commitment.  On April 15, 2004, GSPC contracted with Saipem SPA, part of ENI, Italy, for the Saipem Perro Negro 3 jack-up drilling rig to commence a four-well exploratory drilling program on the KG Block.  Under the terms of the contract, GSPC has the option of extending the contract for 6 additional exploratory wells.  We have also been advised by GSPC that they are in final negotiations on a second jack up rig to commence drilling in the fourth quarter of 2005.

Our Production Sharing Contracts and Assignment Agreement Relating to the Cambay Blocks

On February 6, 2004, we and our joint venture participants, signed Production Sharing Contracts with respect to two onshore exploration blocks in the Cambay Basin located in the State of Gujarat in northwest India.  We hold a 10% participating interest under each of these contracts.  In addition, on April 7, 2005, we entered into an agreement to acquire, subject to obtaining Government of India consent, a 20% participating interest from GSPC in a third onshore exploratory block located in the Cambay Basin.

The first of these Production Sharing Contracts, relating to the Mehsana Block in Cambay Basin, covers an area of approximately 125 square kilometers.  In addition to our 10% participating interest, GSPC holds a 60% participating interest, and Jubilant Enpro Private Ltd., who is the operator, holds the remaining 30% participating interest.  The contract provides that the exploration activities are to be conducted in three phases with the first phase covering a period of 2.5 years, the second phase covering a period of 2.0 years and the last phase covering a period of 1.5 years, for a maximum total duration of 6.0 years for all three phases.  The exploration period under this contract commenced on May 21, 2004.  During the first exploration phase on the Mehsana Block, the parties are to acquire 75 square kilometers of 3D seismic data, reprocess 650 line kilometers of 2D seismic data, conduct a geochemical survey and drill a total of seven exploratory wells between 1,000 and 2,200 meters.  During each of the second and third phases, if the parties elect to proceed with them, the parties are to drill two exploratory wells to 2,000 meters, respectively.

We expect that Jubilant Enpro Private Ltd. as operator, will commence a 100 square kilometer onshore 3D seismic acquisition program on the Mehsana Block in the third quarter of 2005.  Thereafter, this data will be processed and interpreted.  We do not expect any drilling activities to be conducted on this block any earlier than the fourth quarter of 2005.  We expect the total capital we will be required to contribute to the exploration activities on the Mehsana Block during 2005 based on our participating interest will be approximately $1.1 million.

The second of these Production Sharing Contracts, relating to the Sanand/Mirola Block in Cambay Basin, covers an area of approximately 285 square kilometers.  In addition to our 10% participating interest, GSPC, as operator, holds a 55% participating interest, with a 20% participating interest held by Jubilant Enpro Private Ltd. and a 15% participating interest held by Prize Petroleum Company Limited.  Exploration activities on this block are to be conducted over the same three-phase term as is provided under the Mehsana Block described above.  The exploration period under this contract also commenced on July 29, 2004.  During the first exploration phase on Mehsana Block, the parties are to acquire 200 square kilometers of 3D seismic data, reprocess 1,000 line kilometers of 2D seismic data, conduct a geochemical survey and drill a total of twelve exploratory wells between 1,500 and 3,000 meters.  During the second and third phases, if the parties elect to proceed with them, the parties are to drill three and two exploratory wells, respectively, to 2,000 meters.

GSPC as operator, has commenced a 260 square kilometer onshore 3D seismic acquisition program on the Sanand/Mirola Block in the second quarter of 2005.  Thereafter, this data will be processed and interpreted.  We do not expect drilling activities commence on this block any earlier than the first quarter of 2006.  We expect the total capital we will be required to contribute to the exploration activities on the Sanand and Mirola Block during 2005 based on our participating interest will be approximately $800,000.

On April 7, 2005, we agreed to acquire a 20% participating interest from GSPC in an onshore exploration block we refer to as the Tarapur Block.  The agreement is subject to obtaining the Government of India consent for which an application is in the preparation process.

The Tarapur Block covers an area of approximately 1,211 square kilometers and is located in the centre of the Cambay Basin in the State of Gujarat near our Mehsana Block and our Sanand and Mirola Block .  GSPC is the operator of the Tarapur Block and owns the remaining 80% participating interest.  Oil and Natural Gas Corporation Limited of India has the right to participate into the development of any commercial discovery by acquiring a 30% participating interest as provided under the Production Sharing Contract.  The exercise of this right would result in the reduction of our participating interest to 14%.

The Tarapur Block is currently nearing the end of the second phase of the work commitment pursuant to the Production Sharing Contract entered into on April 12, 2000.  GSPC, in the first quarter, drilled the Tarapur #1 well to a depth of 2,250 meters to the top of the Deccan trap.  This well has been logged and cased and is currently being tested and evaluated.  Final testing and evaluation of this well is expected before the end of the third quarter 2005.

Phase two under the Production Sharing Contract for the exploration block was to expire on May 22, 2005.  GSPC has requested and received a 6 month extension to Phase two to allow sufficient time to complete the testing of the Tarapur #1 well.  GSPC then anticipates entering into the third and final phase, and, after relinquishment of acreage back to the Government of India as required under the terms of the Production Sharing Contract, will retain 25% (approximately 405 square kilometers) of the Tarapur Block.  Phase three has a term of 2½ years and the work commitment is to drill two wells to a depth of 3,000 meters or to the Deccan trap.

Our agreement with GSPC to acquire the interest provides that we were required to pay to GSPC upon entering into the agreement our 20% share of the total of the past costs incurred through the date of agreement, which sum amounted to approximately $580,000.  As the holder of a participating interest, we will be required to fund our 20% share of all further exploration and development costs incurred on the exploration block.  It is expected that the total capital we will be required to contribute to exploration activities on Tarapur during 2005 based on our 20% participating interest will be approximately $300,000 and we have committed to expend an aggregate of approximately $1.2 million for exploration activities under the terms of the agreement entered into covering the Tarapur block over a period of 2½ years.  We have further agreed to provide necessary geological and geophysical assistance at no cost to GSPC toward fulfillment of the work commitment made under the Production Sharing Contracts in carrying out the exploration activities.  Under the terms of the agreement, we have obtained and are required to keep in force a financial and performance guarantee securing our performance under the Tarapur Production Sharing Contracts.

Based on our past experience as a party to other Production Sharing Contracts with GSPC and our relationship with GSPC, we believe that the consent from the Government of India necessary to complete the assignment of the interest will be forthcoming.  In the event such consent is not obtained, the assignment would be terminated.  Under such circumstances, we intend to seek to negotiate an alternative acceptable arrangement with GSPC.  We intend that such an alternative acceptable arrangement would include provisions that would place us in an economic position substantially equivalent to the position we would have held if the consent of the Government of India had been obtained.  We cannot make any assurance that such an alternative arrangement can be entered into and in the event such an arrangement is not entered into we would seek to have the moneys advanced by us to GSPC returned to us.  There can be no assurance that we would be successful in having the funds returned to us.

Map of India

[this map denotes our locations in general and does not indicate specific size of blocks or basins]

Additional Terms of Our Production Sharing Contracts

Except for the size and location of the exploration blocks and the work programs to be conducted, the three Production Sharing Contracts we are currently parties to and the Production Sharing Contract pertaining to the Tarapur Block contain substantially similar terms.  Under the Production Sharing Contracts, the Government of India has granted to the parties the right to engage in oil and natural gas exploration activities on the exploration blocks for specified terms of years with each contract setting forth the exploration activities to be conducted over periods of years in three phases.  Under each of the contracts, if the parties elect to continue into the second exploratory phase, the contracts provide that the parties retain up to 75% of the original contract area, including any developed areas or areas of discoveries of hydrocarbons, and relinquish the remainder.  Similarly, if the parties elect to continue into the third exploration phase, the contracts provide that the parties retain up to 50% of the original contract area, including any developed areas or areas of discovery of hydrocarbons, and relinquish the remainder.  In the event the parties fail to complete the minimum work programs under the contracts, the parties must pay to the Government of India their proportionate share of the amount that would be required to complete the minimum program.

The Production Sharing Contracts contain provisions relating to procedures to be followed once a discovery of hydrocarbons is determined to have been made within the exploration block and for the further development of that discovery.  Following the completion of a development plan for a discovery, the parties are to apply to the relevant government entity for a lease with respect to the area to be developed with an initial term of 20 years for the lease.  The Government of India and the other parties to the Production Sharing Contracts are allocated, after deduction of the costs of exploration, development, and production to be recovered, percentages of any remaining production with the Government of India allocated between 20% to 40% of the production from the KG Block, 30% to 55% of the production from the CB Blocks and 0% to 50% of the production from the Tarapur Block.   The balance of the production is to be allocated to the other joint venture participants in proportion to their participating interests.

The contracts contain restrictions on the assignment of a participating interest, including a change in control of a party, without the consent of the Government of India, subject to certain exceptions which include, among others, a party encumbering its interest subject to certain limitations.

Each of the ventures resulting from entering into the Production Sharing Contracts are managed by a management committee representing the parties to the agreement, including the Government of India.  The contracts contain various other provisions, including, among others, obligations of the parties to maintain insurance, the maintenance of books and records, confidentiality, the protection of the environment, arbitration of disputes, matters relating to income taxes on the parties, royalty payments, and the valuation of hydrocarbons produced.  Until India attains self sufficiency in the production of crude oil and condensate and is able to meet its national demand, the parties to the ventures are required to sell their entitlement to production in the Indian domestic market.  Also, the Indian domestic market has the first call on natural gas produced.  The contracts also contain provisions whereby we are required to negotiate technical assistance agreements with the Government of India or its nominee whereby we render technical assistance and make available commercially available technical information of a proprietary nature for use in India by the government or its nominee, subject, among other things, to confidentiality restrictions.  In addition, the parties to the venture are required to give preference, including the use of tender procedures, to the purchase and use of goods manufactured, produced or supplied in India provided that such goods are available on equal or better terms than imported goods, and to employ Indian subcontractors having the required skills insofar as their services are available on comparable standards and at competitive prices and terms.  The contracts provide that they are interpreted under the laws of India.

Our August 2003 Acquisition

On August 29, 2003, we completed the acquisition of all of the issued and outstanding shares of GeoGlobal Resources (India) Inc., a corporation then wholly-owned by Mr. Jean Paul Roy.  The completion of the acquisition resulted in the issuance and delivery by us of 34,000,000 common shares and delivery of our $2.0 million promissory note to Mr. Roy.  Of such shares, we delivered 14.5 million shares at the closing of the acquisition with the remaining 19.5 shares delivered in escrow.  Of the remaining 19.5 million shares in escrow, the agreement provided that 14.5 million shares were to be released for delivery only if the results of a 3D seismic program conducted on the KG Block during the initial exploration phase establishing the existence of a commercial basis for the commencement of an exploratory drilling program or upon the actual commencement of a drilling program.  Drilling activities commenced on the KG Block and as such, on August 27, 2004, 14.5 million shares held in escrow were released to Mr. Roy.  The final 5.0 million shares are to be released only if a commercial discovery is declared on the KG Block. Shares not released from the escrow will be surrendered back to us.  Common shares held during the term of the escrow retain their voting rights.  As a result of the transaction, Mr. Roy held beneficially approximately 69.3% of our issued and outstanding shares.  Mr. Roy was also elected our President, Chief Executive Officer and a Director on August 29, 2003.  This transaction was accounted for as a reverse takeover transaction, and for accounting purposes GeoGlobal Resources (India) Inc., which is our legal subsidiary, is deemed to have acquired our parent corporation and is the continuing entity for accounting purposes.

As a consequence of this transaction, a change in control of our Company was deemed to have occurred.

Oil and Gas Operations

At June 30, 2005, we did not claim any probable or proved reserves of oil or natural gas.  We have not reported since January 1, 2003 any reserves of oil or natural gas to any United States Federal authority or made any statement to any such authority that there were no such reserves.  We have not produced any oil or natural gas.  We do not own any oil or natural gas wells as of June 30, 2005 and at that date have not been granted any leases to properties under the terms of our Production Sharing Contracts.

At June 30, 2005, we have participated in drilling two exploratory wells on the KG Block, known as the KG#1 and KG#11 wells, which were both abandoned.  In January 2005, drilling operations commenced on the KG #8 well which is situated approximately 19 kilometers southwest of the KG#1 well and approximately 27 kilometers south of the KG#11 well in the southwestern corner of the KG Block in shallow waters of approximately 60 meters.  The well was drilled to a total depth of 5,061 meters which is the deepest well drilled offshore to date in the KG basin.  GSPC, the operator of the KG#8 well in the KG Block, successfully completed initial testing of 10 meters of perforations across the interval depth from 4,747.5 to 4,777 meters at a stabilized flow rate in excess of 10 MMSCFD of gas at a wellhead flowing pressure of 4,500 psi.  GSPC intends to continue testing in the 5 inch casing from 4,747.5 to 4,993 meters prior to moving uphole to test intervals from 4,205 to 4,700 meters in the 7 inch casing.  This testing program was designed based upon independent log analyses and hydrocarbon shows while drilling.

Development Exploration and Acquisition Expenditures

The following table sets forth information regarding costs we incurred in our development, exploration and acquisition activities during the three months ended March 31, 2005 and the year ended December 31, 2004, and the period from inception, August 21, 2002 to March 31, 2005.

	Three months ended March 31, 2005 (unaudited)	Year ended December 31, 2004 (audited)	Year ended December 31, 2003 (audited)	Period from Inception, August 21, 2002 to March 31, 2005 (unaudited)
	US $	US $	US $	US $

Development Costs	--	--	--	--
Exploration Costs	916,506	460,016	156,598	1,555,045
Acquisition Costs	--	--	--	--
Capitalized Interest	--	--	--	--
Total	916,506	460,016	156,598	1,555,045 (1)

(1)

These costs are not reimbursable under the Carried Interest Agreement

As at March 31, 2005, GSPC has incurred costs of approximately Rs 35.54 Crore (approximately US$7.8 million attributable to us under the carried interest agreement of which 50% is for the account of Roy Group (Mauritius) Inc. under the terms of our Participating Interest Agreement with Roy Group (Mauritius) Inc.

Acreage

At June 30, 2005, under the terms of the three Production Sharing Contracts to which we are a party, we had an interest in approximately 558,458 gross acres (32,988 net).  Leases to such acreage have not yet been granted.  Under the terms of the Production Sharing Contracts, following the completion of a development plan for a discovery, the parties are to apply for a lease from the relevant government authority to the area to be developed.  Leases are to have an initial term of twenty (20) years.

All of such acreage is located offshore the east coast of India and onshore in western India as follows:

	Undeveloped Acreage
Location	Gross	Net
Krishna Godavari Basin (offshore)
KG Block	457,145	22,857 (1)
Cambay Basin (onshore)(2)
Mehsana	30,888	3,088
Sanand/Mirola	70,425	7,043

	558,458	32,988

(1)

The net acreage represented is our 5% net interest under our Production Sharing Contracts with the Government of India and others and our Participating Interest Agreement with Roy Group (Mauritius) Inc.

(2)

The table excludes 299,245 (59,849 net) gross acres which is the subject of an agreement to acquire from GSPC a 20% participating interest in the Tarapur Block.  The completion of our acquisition of this interest is subject to obtaining the consent of the Government of India.  There is no assurance that this consent will be obtained or, if obtained, when it will be obtained.

Hedging Activities

During the period ended March 31, 2005 and the year ended December 31, 2004, we did not utilize any hedging activities to hedge the price of any future oil and gas production.

Marketing

Under the terms of our Production Sharing Contracts, until the total production of crude oil and condensate meets the Indian national demand, we are required to sell in the Indian domestic market our entitlement to crude oil and condensate.  When and so long as India attains self-sufficiency in the production of crude oil and condensate, our domestic sale obligation is suspended and we will have the right to export our entitlement.  The Production Sharing Contracts also provide that the Indian domestic market will have the first call on natural gas produced from the areas that are the subject of the contracts.

The Production Sharing Contracts provide that the parties are to agree monthly on a price for crude oil which is intended to be on an import parity basis.  Prices of natural gas are intended to be based on Indian domestic market prices.

Our ability to market any production of crude oil and natural gas will be dependent upon the existence and availability of pipeline or other gathering system, storage facilities and an ability to transport the hydrocarbons to market.  Such facilities are yet to be constructed.

We are not a party to any agreements providing for the delivery of fixed quantities of hydrocarbons.

Competition

We experience competition from others in seeking to participate in joint ventures and other arrangements to participate in exploratory drilling ventures in India.  In addition, the ventures in which we participate will experience competition from other ventures and persons in seeking from the Government of India and, possibly others, its agreement to grant and enter into production sharing contracts.  Management of our Company believes that competition in entering into such agreements with the Government of India is based on the extent and magnitude of exploratory activities that the applicants will propose to undertake on the exploration blocks under consideration as well as the financial and technical ability of the applicants to complete such activities.

Past Activities and Our Organization

Through late 2001, we were engaged in the creation, operation and maintenance of a World Wide Web-based community, known as Suite101.com, Inc.  During the period January 1, 1999 through December 31, 2001, our total revenues from these activities were $43,600 and our available cash fell from $9,322,000 at the end of March 2000 to $4,049,000 at the end of December 2001.  At the end of 2001, our management at that time determined to redirect our activities and by mid-2002, we were no longer engaged in our former Web-based activities.  In March 2003, we entered into an agreement to acquire all the outstanding stock of GeoGlobal Resources (India) Inc.  Following obtaining the consent of the Government of India to the transaction, we completed the transaction on August 29, 2003.

We are a corporation organized under the laws of the State of Delaware in December 1993.  From December 1998 to January 2004, our corporate name was Suite101.com, Inc.  At a meeting held January 8, 2004, our stockholders approved an amendment to our Certificate of Incorporation to change our corporate name to GeoGlobal Resources Inc.

Employees

The services of our President and Chief Executive Officer, Jean Paul Roy, are provided pursuant to the terms of a Technical Services Agreement we entered into with Roy Group (Barbados) Inc., a corporation wholly-owned by Mr. Roy.  The services of Allan J. Kent, our Executive Vice President and Chief Financial Officer are provided through D.I. Investments Ltd., a corporation wholly-owned by Mr. Kent.  At June 30, 2005, our agreement with D.I. Investments Ltd. is an oral agreement.  Messrs. Roy and Kent each devote substantially all of their time to our affairs.  Neither of such persons are our direct employees.

As of June 30, 2005, we employed two persons and one full time consultant in administrative capacities in Calgary, Alberta, Canada and two persons in administration capacities in Gandhinagar, Gujarat State, India.

In addition, we employ 10 persons in various capacities as part-time consultants to us.

Offices and Properties

As of June 30, 2005, our executive offices are at Suite 200, 630 – 4 Avenue SW, Calgary, Alberta, T2P 0J9 Canada.   Our leased premises currently include approximately 1,300 square feet and are subleased on a month to month basis for a term expiring in August 2006.   These premises are subleased at cost from D.I. Investments Ltd., a company controlled by Mr. Kent.  The facilities are considered adequate for our present activities.

We do not own any interests in any leasehold or other interests in oil and gas properties as of June 30, 2005.  Our interests are derived under our contractual arrangements in the Production Sharing Contracts and the Tarapur Block assignment agreement we have entered into.

Legal Proceedings

There are no legal proceedings that are pending against us.

MANAGEMENT

Directors, Executive Officers and Significant Employees

The following table contains information concerning our current Directors and executive officers:

Name	Age	Position

Jean Paul Roy	48	President, Chief Executive Officer and Director
Allan J. Kent	51	Executive Vice President, Chief Financial Officer and Director
Brent J. Peters (1) (2) (3)	33	Director
Peter R. Smith (3)	58	Director and Chairman of the Board
Michael J. Hudson(1) (2) (3)	58	Director

(1)

Member of our Audit Committee.

(2)

Member of our Compensation Committee.

(3)

Member of our Nominating Committee.

Each Director of our Company has been elected to serve until our next annual meeting of stockholders and until his successor has been elected and qualified.

Mr. Roy was elected a Director, President and Chief Executive Officer on August 29, 2003.  Prior thereto, for more than five years, Mr. Roy had been consulting in the oil and gas industry through his wholly-owned private company, GeoGlobal Technologies Inc.  Mr. Roy has in excess of 20 years of geological and geophysical experience in basins worldwide as he has worked on projects throughout India, North and South America, Europe, the Middle East, the former Soviet Union and South East Asia.  His specialties include modern seismic data acquisition and processing techniques, and integrated geological and geophysical data interpretation.  Since 1981 he has held geophysical positions with Niko Resources Ltd., Gujarat State Petroleum Corporation, Reliance Industries, Cubacan Exploration Inc., PetroCanada, GEDCO, Eurocan USA and British Petroleum.  Mr. Roy graduated from St. Mary’s University of Halifax, Nova Scotia in 1982 with a B.Sc. in Geology and has been certified as a Professional Geophysicist.  Mr. Roy is a resident of Guatemala.

Mr. Kent was elected a Director, Executive Vice President and Chief Financial Officer of our Company on August 29, 2003.  Mr. Kent has in excess of 20 years experience in the area of oil and gas exploration finance and has, since 1987, held a number of senior management positions and directorships with Cubacan Exploration Inc., Endeavour Resources Inc. and MacDonald Oil Exploration Ltd., all publicly listed companies.  Prior thereto, beginning in 1980, he was a consultant in various capacities to a number of companies in the oil and gas industry.  He received his Bachelor of Mathematics degree in 1977 from the University of Waterloo, Ontario.

Mr. Peters was elected a Director of our Company on February 25, 2002.  Mr. Peters has been Vice President of Finance and Treasurer of Northfield Capital Corporation, a publicly traded investment company acquiring shares in public and private corporations since 1997.  Mr. Peters has a Bachelor of Business Administration degree, specializing in accounting.

Mr. Smith was elected a Director of our Company on January 8, 2004.  Mr. Smith was appointed Chairman of the Board of the Greater Toronto Transportation Authority (GO Transit) in March 2005, and a director of Tarion Warranty Corporation (a Canadian new home warranty company) in April 2004.  Since 1989, Mr. Smith has been President and co-owner of Andrin Limited, a large developer/builder of housing in Canada.  Mr. Smith has held the position of Chairman of the Board of Directors, Canada Mortgage and Housing Corporation (CMHC), from September 1995 to September 2003.  On February 14, 2001, the Governor General of Canada announced the appointment of Mr. Smith as a Member of the Order of Canada, effective November 15, 2000.  Mr. Smith holds a Masters Degree in Political Science (Public Policy) from the State University of New York, and an Honours B.A. History and Political Science, Dean’s Honour List, McMaster University, Ontario.

Mr. Hudson was elected a Director of our Company on May 17, 2004.  Mr. Hudson is a retired partner with the accounting firm Grant Thornton LLP.  Mr. Hudson was with Grant Thornton for 20 years and with his experience in the oil and gas industry he was responsible for Assurance services and providing advice to private, not-for-profit and public company clients listed on Canadian and US exchanges.   Mr. Hudson spent two years in London, England assisting the Institute of Chartered Accountants in England and Wales with the start up of a consulting service to members on best practices for the management of their firms including ethics and governance issues.  Upon returning to Canada he went on secondment for 18 months with the Auditor General of Canada to learn and apply the disciplines of “value for money” auditing. He was co-director of the comprehensive (value for money) audit of Statistics Canada reporting in the 1983 Auditor General’s Report.

Audit Committee

Our Board of Directors has appointed an Audit Committee consisting of Messrs. Hudson, who is the Chairman, and Peters.  Our Board of Directors has determined that Messrs. Peters and Hudson are independent Directors under the rules of the American Stock Exchange.  The Board has further determined that Mr. Hudson qualifies as an “Audit Committee Financial Expert” as defined by the rules under U.S. securities laws.

Under our Audit Committee Charter, adopted on March 26, 2004, our Audit Committee’s responsibilities include, among other responsibilities, the appointment, compensation and oversight of the work performed by our independent auditor, the adoption and assurance of compliance with a pre-approval policy with respect to services provided by the independent auditor, at least annually, obtain and review a report by our independent auditor as to relationships between the independent auditor and our Company so as to assure the independence of the independent auditor, review the annual audited and quarterly financial statements with our management and the independent auditor, and discuss with the independent auditor their required disclosure relating to the conduct of the audit.

Compensation Committee

Our Compensation Committee consists of Messrs. Hudson, who is the Chairman and Peters.  Our Compensation Committee, among other things, exercises general responsibility regarding overall employee and executive compensation.  Subject to the terms of agreements we are parties to, our Compensation Committee is responsible to set the annual salary, bonus and other benefits of the President and the Chief Executive Officer and approves compensation for all our other executive officers, consultants and employees after considering the recommendations of our President and Chief Executive Officer.

Nominating Committee

On April 19, 2005, our Board of Directors appointed Messrs. Smith, Hudson and Peters to a Nominating Committee.  Our Board of Directors has determined that each of Messrs. Smith, Hudson and Peters are “independent directors” under the listing standards of the American Stock Exchange.  Our nominating committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the Board of Directors, and selecting, or recommending that the Board of Directors select the director nominees for election at each annual meeting of stockholders.  The committee will consider a range of criteria when evaluating a candidate for directorship.  At a minimum, candidates for director must have high personal and professional integrity with demonstrated ability and judgment.  The committee also may consider whether the candidate has direct experience in any oil and natural gas exploration and production or related industries or businesses with similar fundamentals and whether a candidate will assist us in achieving a mix of directors that represent a diversity of backgrounds and experience.  In addition, the committee, when considering a candidate, will ensure that a majority of the members of the Board of Directors will be “independent” in accordance with the applicable listing standards of the American Stock Exchange.  The Board of Directors adopted a charter for the nominating committee on June 14, 2005.  Our Board has not adopted any policies regarding whether it will consider candidates for nominees recommended by shareholders.  Based upon our stage of development, our Board believes it is not appropriate to adopt such a policy.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth the annual and long-term compensation paid during the three fiscal years ended December 31, 2004 to each of our chief executive officers who served in that capacity during the year ended December 31, 2004 and each other executive officer who received compensation exceeding $100,000 for serving in such capacity:

SUMMARY COMPENSATION TABLE
Annual Compensation
					Compensation
Name and Principal Position	Year	Annual Salary	Bonus	Other Comp.	Long-Term Awards/ Option (#)	All Other Comp.
Jean Paul Roy (1)	2003	(2)	Nil	Nil	550,000 (3)	Nil
	2004	(2)	Nil	Nil	Nil	Nil
Allan J. Kent (1)	2003	(4)	Nil	Nil	550,000 (5)	Nil
	2004	(4)	Nil	Nil	Nil	Nil

(1)

Mr. Roy was elected President, Chief Executive Officer and a Director and Mr. Kent was elected Executive Vice President, Chief Financial Officer and a Director on August 29, 2003.

(2)

See Certain Relationships and Related Transactions for information regarding a Technical Services Agreement entered into by us with Roy Group (Barbados) Inc. of which Mr. Roy is the sole stockholder, providing for payment of $250,000 per year.

(3)

Includes an option to purchase 500,000 shares exercisable at $1.18 per share.

(4)

See Certain Relationships and Related Transactions for information regarding payments made to D.I. Investments Ltd. of which Mr. Kent is the sole stockholder, providing for payment of $120,000 per year for consulting services.

(5)

Includes an option to purchase 500,000 shares exercisable at $1.18 per share.

Option Grants in Year Ended December 31, 2004

We did not grant stock options to any of the named executive officers during the year ended December 31, 2004.

Stock Options Exercised During the Year Ended December 31, 2004 and Holdings at December 31, 2004

The following table provides information with respect to the named executive officers regarding options exercised during the year ended December 31, 2004 and options held at the end of the year ended December 31, 2004.

			Number of Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (2)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Jean Paul Roy	Nil	Nil	50,000	500,000 (1)	Nil	Nil
Allan J. Kent	Nil	Nil	50,000	500,000 (1)	Nil	Nil

(1)

The options to purchase 50,000 shares are exercisable at $1.18 per share.  The options to purchase 500,000 shares are exercisable at $1.18 per share and are shown as Unexercisable at December 31, 2004 because exercise of those options was subject to shareholder approval of an amendment to the 1998 Stock Incentive Plan to increase the number of shares reserved under the Plan.  Our shareholders approved the amendment of the Plan on June 14, 2005 and the options are now exercisable.

(2)

Based on the closing sales price on December 31, 2004 of $0.97.

(3)

Subsequent to December 31, 2004, options to purchase 300,000 shares exercisable at $1.10 per share were issued to each of Mr. Roy and Mr. Kent.  Of the 300,000 options to each of Mr. Roy and Mr. Kent, 100,000 were fully vested, 100,000 vest on August 31, 2005 and the remaining 100,000 vest on December 31, 2005.

We do not have any employment contracts, termination agreements or change of control arrangements with any of our executive officers.  See Certain Relationships and Related Transactions for information regarding a Technical Services Agreement entered into by us with Roy Group (Barbados) Inc. of which Mr. Roy is the sole stockholder.

Our Directors do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings.  Pursuant to the terms of our 1998 Stock Incentive Plan, each non-employee Director automatically receives an option grant for 50,000 shares on the date such person joins the Board.   In addition, on the date of each annual stockholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 50,000 shares. Each such option has a term of ten years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions.  For the purposes of the automatic grant provisions of the Plan, all of our Directors, other than Messrs. Roy and Kent, are considered non-employee Board members.

Mr. Brent J. Peters waived the automatic grant of options to purchase 5,000 shares of common stock he was entitled to receive under the automatic grant provisions of the Plan upon the occurrence of the Annual Meeting of Stockholders held January 8, 2004.  In addition, both Mr. Peter R. Smith and Mr. Michael J. Hudson waived the automatic grant of options to purchase 50,000 shares they were entitled to receive upon their election as Directors.  Messrs. Peters and Smith had each been granted options on December 9, 2003 to purchase 80,000 and 50,000 shares, respectively, exercisable at $1.18 per share.  Of such options granted to each of such persons, 20,000 shares were immediately vested, 5,000 shares granted to Mr. Peters vested on January 8, 2004, 30,000 shares granted to Mr. Peters vested on August 29, 2004, and the remaining options vested on January 8, 2005.  On December 9, 2003, Mr. Hudson was granted options to purchase 30,000 shares exercisable at $1.18 per share, of which 10,000 shares were immediately vested and 20,000 shares vested on August 29, 2004.  On December 30, 2003, Mr. Hudson was also granted an additional option to purchase 20,000 shares exercisable at $1.50 per share, which vested on January 8, 2005.

In accordance with the terms of our 1998 Stock Incentive Plan, on the date of our annual meeting of stockholders, June 14, 2005, each of Messrs. Peters, Smith and Hudson were granted automatic options to purchase 50,000 shares of common stock at an exercise price of $3.49 per share.  These options are immediately exercisable, subject to certain rights of ours to repurchase the shares in the event such person fails to complete one year of Board service measured from the option grant date.  The options expire on June 14, 2015, subject to earlier termination upon cessation of Board service.  The closing market price on the American Stock Exchange for our shares was $3.49 on June 14, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 29, 2003, pursuant to an agreement dated April 4, 2003 and amended August 29, 2003, we completed a transaction with Mr. Roy and GeoGlobal Resources (India) Inc. ("GeoGlobal India"), a corporation then wholly-owned by Mr. Roy, whereby we acquired from Mr. Roy all of the outstanding capital stock of GeoGlobal India.  In exchange for the outstanding capital stock of GeoGlobal India, we issued 34.0 million shares of our common stock.  Of the 34.0 million shares, 14.5 million shares were issued and delivered to Mr. Roy at the closing of the transaction on August 29, 2003 and an aggregate of 19.5 million shares were held in escrow by an escrow agent.  The terms of the escrow provide for the release of the shares upon the occurrence of certain developments relating to the outcome of oil and natural gas exploration and development activities conducted on our KG Block.  Of the 19.5 million shares issued in escrow, as provided in the agreement with Mr. Roy, 14.5 million shares were released by virtue of the results of a 3D seismic program conducted on the KG Block during the initial exploration phase establishing the existence of a commercial basis for the commencement of an exploratory drilling program and upon the actual commencement of the drilling program.  The final 5.0 million shares will be released only if a commercial discovery is declared on the KG Block.  In addition to our shares of common stock, we delivered to Mr. Roy a $2.0 million promissory note, of which $500,000 was paid on the closing of the transaction on August 29, 2003, $500,000 was paid on October 15, 2003, $500,000 was paid on January 15, 2004 and $500,000 was paid on June 30, 2004.  As a consequence of the transaction, Mr. Roy held beneficially an aggregate of 34.0 million shares of our outstanding common stock, or approximately 69.3% of the shares outstanding, assuming all shares held in escrow are released to him.  The terms of the transaction provide that Mr. Roy is to have the right to vote all 34.0 million shares following the closing, including the shares during the period they are held in escrow.

On March 27, 2003, we, through a wholly-owned subsidiary, entered into a Participating Interest Agreement with Roy Group (Mauritius) Inc., a company organized under the laws of Mauritius and wholly owned by Mr. Roy, whereby, subject to Government of India consent, we agreed to assign to Roy Group (Mauritius) Inc., one-half of our original 10% interest under the Production Sharing Contract for KG Block and our rights under the carried interest agreement with GSPC.  Under the terms of the agreement, until the Government of India consent is obtained, we retain the exclusive right to deal with the other parties to the Production Sharing Contract and the carried interest agreement and we are entitled to make all decisions regarding the interest assigned to Roy Group (Mauritius) Inc. and Roy Group (Mauritius) Inc. agreed to be bound by and responsible for the actions taken by, obligations undertaken and costs incurred by us in regard to the Roy Group (Mauritius) Inc. interest and to be liable to us for its share of all costs, interests, liabilities and obligations arising out of or relating to the Roy Group (Mauritius) Inc. interest.  Roy Group (Mauritius) Inc. agreed to indemnify us against any and all costs, expenses, losses, damages or liabilities incurred by reason of Roy Group (Mauritius) Inc.'s failure to pay the same.  Subject to obtaining the government consent to the assignment, Roy Group (Mauritius) Inc. is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the Production Sharing Contract.  We have a right of set-off against sums owing to Roy Group (Mauritius) Inc. any sums owing to us by Roy Group (Mauritius) Inc.  In the event that the Indian government consent is delayed or denied resulting in either Roy Group (Mauritius) Inc. or us being denied an economic benefit it would have realized under the agreement, the parties agreed to amend the agreement or take other reasonable steps to assure that an equitable result is achieved consistent with the parties intentions contained in the agreement.  In the event the consent is denied, neither party is entitled to assert any claim against the other except as is specifically set forth in the agreement.  The agreement provides that in the absence of such consent, the assignment will not occur and we are to provide Roy Group (Mauritius) Inc. with an economic benefit equivalent to the interest to be assigned.

Roy Group (Mauritius) Inc. further agreed in the Participating Interest Agreement that it would not dispose of any interest in the agreement, its 5% interest, or the shares of Roy Group (Mauritius) Inc. without first giving notice to us of the transaction, its terms, including price, and the identity of the intended assignee and any other material information, and we have the first right to purchase the interest proposed to be sold on the terms contained in the notice to us.

On August 29, 2003, we entered into a Technical Services Agreement with Roy Group (Barbados) Inc., a company organized under the laws of Barbados and wholly-owned by Mr. Roy.  Under the agreement, Roy Group (Barbados) Inc. agreed to perform such geologic and geophysical duties as are assigned to it by us.  The term of the agreement extends through August 29, 2006 and continues for successive periods of one year thereafter unless otherwise agreed by the parties or either party has given notice that the agreement will terminate at the end of the term.  Roy Group (Barbados) Inc. receives a fee of $250,000 per year under the agreement and is reimbursed for authorized travel and other out-of-pocket expenses.  The agreement prohibits Roy Group (Barbados) Inc. from disclosing any of our confidential information and from competing directly or indirectly with us for a period of three years from August 29, 2003 with respect to any acquisition, exploration, or development of any crude oil, natural gas or related hydrocarbon interests within the area of the country of India.  The agreement may be terminated by either party on 30 days’ prior written notice, provided, however, the confidentiality and non-competition provisions will survive the termination.  Roy Group (Barbados) Inc. received $250,000 and $62,500 from us during 2004 and the three months ended March 31, 2005, respectively, under the terms of this agreement.

Roy Group (Barbados) Inc. was also reimbursed for travel, hotel, meals and entertainment expenses incurred by Mr. Roy during 2004 and during the three months ended March 31, 2005 totalling $135,219 and $14,047, respectively.  At December 31, 2004 and March 31, 2005, the Company owed Roy Group (Barbados) Inc. $16,103 and $8,457, respectively, for services provided and expenses incurred pursuant to the Technical Services Agreement which bears no interest and has no set terms of repayment.

During the year ended December 31, 2004 and three months ended March 31, 2005, D.I. Investments Ltd. a company controlled by Mr. Kent, was reimbursed $65,073 and $13,599, respectively,  for office costs, including rent, parking, supplies and telephone.  D.I. Investments Ltd. was also reimbursed $3,344 and $1,250 for travel, hotel, meals and entertainment incurred throughout 2004 and the first quarter of 2005 respectively.  At December 31, 2004 and March 31, 2005, the Company owed D.I. Investments Ltd. $nil and $12,022, respectively, for services provided and expenses incurred on behalf of the Company which amount bears no interest and has no set terms of repayment.

During the year ended December 31, 2004 and three months ended March 31, 2005, Amicus Services Inc. a company controlled by the brother of a director of the Company, was reimbursed $1,961 and $nil, respectively, for general and administrative costs.  Amicus Services Inc. was also reimbursed $2,566 and $428 for equipment costs incurred throughout 2004 and the first quarter of 2005 respectively.  At December 31, 2004 and March 31, 2005, the Company owed Amicus Services Inc. $3,521 and $2,839, respectively, for services provided and expenses incurred on behalf of the Company which amount bears no interest and has no set terms of repayment

PRINCIPAL AND OTHER STOCKHOLDERS

Set forth below is information concerning the common stock ownership of all persons known by us to own beneficially 5% or more of our common stock, and the common stock ownership of each of our Directors and all Directors and officers as a group, as of July 29, 2005.  As of July 29, 2005, we had 58,297,855 shares of common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock
Jean Paul Roy c/o GeoGlobal Resources Inc. Suite 200, 630 – 4 Avenue SW Calgary, Alberta T2P 0J9	34,750,000 (2) (3)	59.6%
Allan J. Kent c/o GeoGlobal Resources Inc. Suite 200, 630 – 4 Avenue SW Calgary, Alberta T2P 0J9	750,000 (4)	1.3%
Brent J. Peters c/o Northfield Capital Corporation 347 Bay Street – Suite 301 Toronto, Ontario M5H 2R7	191,667 (5)	Less than 0.5%
Peter R. Smith c/o Andrin Limited 197 County Court Boulevard, Suite 202 Brampton, Ontario L6W 4P6	100,000 (6)	Less than 0.5%
Michael J. Hudson PO Box 388 65 Kincardine Street West Alexandria, ON K0C 1A0	100,000 (7)	Less than 0.5%
All officers and directors as a group (5 persons)	35,891,667 (8)	61.6% (8)

(1)

For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following July 29, 2005.

(2)

Of the shares held beneficially by Mr. Roy, an aggregate of 5,000,000 shares are held in escrow pursuant to the terms of the agreement whereby we purchased the outstanding capital stock of GeoGlobal Resources (India) Inc. from Mr. Roy.

(3)

Includes 34,000,000 shares of Common Stock and options to purchase 750,000 shares of common stock exercisable within 60 days of July 29, 2005.

(4)

Includes options to purchase 750,000 shares of common stock exercisable within 60 days of July 29, 2005.

(5)

Includes 61,667 shares of Common Stock and options to purchase 130,000 shares of common stock exercisable within 60 days of July 29, 2005.

(6)

Includes options to purchase 100,000 shares of Common Stock exercisable within 60 days of July 29, 2005.

(7)

Includes options to purchase 100,000 shares of Common Stock exercisable within 60 days of July 29, 2005.

(8)

Includes options exercisable within 60 days of July 29, 2005.

SELLING SECURITYHOLDERS

The following table sets forth the aggregate numbers of securities beneficially owned by each Selling Securityholder as of July 29, 2005 and the aggregate number of securities registered hereby that each Selling Securityholder may offer and sell pursuant to this Prospectus.  Because the Selling Securityholders may sell all or a portion of the securities at any time and from time to time after the date hereof, no estimate can be made of the number of shares of common stock that each Selling Securityholder may retain upon the completion of the Offering.  The shares of common stock have been included in this Prospectus pursuant to contractual rights granted to the Selling Securityholders to have their shares of common stock registered under the Securities Act.  The registration of these shares for resale does not necessarily mean that the selling securityholder will sell any of the shares.  The table excludes securities beneficially owned as of March 31, 2004 that to our knowledge were sold subsequent to that date through July 29, 2005.

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to this Offering (1)(2)	Total Number of Shares of Common Stock Beneficially Owned Offered for Selling Securityholder Account (1)(2)
Robin F. Adams	30,000	30,000
Bank Julius Baer & Co. Ltd.	300,000	300,000
Brian Bayley	171,000	100,000
John Campbell (3)	91,667	66,667
Dakepa Holdings Inc.	5,000	5,000
Robert Depoe	33,000	25,000
Dynamic Powerhedge Fund	328,500	100,000
Jana Ewart	50,000	50,000
Genevest Inc.	201,000	150,000
Deborah B. Goldstein	12,500	12,500
Stuart Bruce Goldstein	40,000	40,000
Allan Green	15,000	15,000
Nicole Gunther	10,000	10,000
Gregory R. Harris	258,000	209,000
Robert C. Heilig	5,000	5,000
Bradley Neil Hollingsworth	25,000	25,000
John Kehl	33,000	33,000
Andrew Martyn	32,000	19,000
John D. McBride	69,000	69,000
Middlemarch Partners Limited	1,721,734	85,000
Orion Capital Incorporated	218,500	124,000
Stephen Sharpe	43,800	43,800
Mary Sinclair	50,000	50,000
Morris Tenaglia	15,000	15,000
West Indies Trust Company Ltd.	100,000	100,000
Patricia White	47,000	47,000
Yendor Investments Ltd.	35,000	35,000
		1,763,967

(1)

Unless otherwise indicated, the securities were purchased from us in a transaction that was completed on December 23, 2003.  The securities were sold in units, each unit consisting of one share and one-half of a warrant to purchase one share.  The number of shares includes the shares issuable on exercise of the warrants.

(2)

Excludes securities sold subsequent to March 31, 2004 through July 29, 2005 included in our prospectus dated June 14, 2004.  In addition, Selling Securityholders included in our prospectus dated June 14, 2004 who have sold all of their registered securities have been omitted from the table.

(3)

Shares purchased in August 2003 on exercise of options granted under our 1998 Stock Incentive Plan.  Mr. Campbell resigned as a Director of our Company on May 17, 2004.

PLAN OF DISTRIBUTION

The Selling Securityholders may sell or distribute some or all of the common stock  from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve block transactions) or in privately negotiated transactions (including sales pursuant to pledges), or in a combination of such transactions.  Such transactions may be effected by the Selling Securityholders on the American Stock Exchange at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders (and, if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

Persons who are pledges, donees, transferees, or other successors in interest of any of the named Selling Securityholders (including, but not limited to, persons who receive shares from a named Selling Securityholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this Prospectus) may also use this Prospectus and are included when we refer to Selling Securityholder in this Prospectus.  If necessary, we would file a supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Securityholders to include the pledgee, donee, transferee or other successors in interest as Selling Securityholders under this Prospectus.  Selling Securityholders may sell the shares by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•

an exchange distribution or secondary distribution in accordance with the rules of any stock exchange or market on which the shares are listed;

•

ordinary brokerage transactions and transactions in which the broker solicits purchases;

•

an offering at other than a fixed price on or through the facilities of any stock exchange or market on which the shares are listed or to or through a market maker other than on that stock exchange or market;

•

privately negotiated transactions, directly or through agents;

•

short sales of shares and sales to cover short sales;

•

through the writing of options on the shares, whether the options are listed on an options exchange or otherwise;

•

through the distribution of the shares by any selling shareholder to its partners, members of shareholders;

•

one or more underwritten offerings;

•

agreements between a broker or dealer and one or more of the selling shareholders to sell a specified number of the securities at a stipulated price per share; and

•

any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The Selling Securityholders and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.  Neither we nor the Selling Securityholders can presently estimate the amount of such compensation.  We do not know of any existing arrangements between the Selling Securityholders and any underwriter, broker, dealer or other agent relating to the sale or distribution of the Selling Securityholders’ Securities.  If necessary, we will file a supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 to disclose any such arrangements made known to us by the Selling Securityholders.

Under applicable rules and regulations currently in effect under the Exchange Act, any person engaged in a distribution of any of the shares of common stock may not simultaneously engage in market activities with respect to the common stock  for a period of five business days prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M thereunder, which provisions may limit the timing of purchases and sales of any of the shares of common stock by the Selling Securityholders.  All of the foregoing may affect the marketability of the common stock.

We will pay substantially all the expenses incident to this offering of the Securities to the public other than commissions and discounts of underwriters, brokers, dealers or agents.  The Selling Securityholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.  We estimate these expenses will total $40,000.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933 if available, rather than under this Prospectus.  Rule 144 is available for the sale of restricted securities after a period of twelve months has expired from the date the securities are purchased and fully paid for.  Under the tacking provisions of Rule 144, the twelve-month period will begin to run on the date the Debentures were purchased and fully paid for.  The holding period relates to the entire time period the Debentures and shares issuable on conversion are held.  It is not necessary that the shares issued on conversion be held for twelve months after conversion in order to meet the holding period requirement.  Rule 144 also imposes limitations on the amount of securities that can be sold and the manner of sale of the shares during the twelfth to twenty-fourth month period after the purchase of the Debentures.  The limitation on the amount of securities that can be sold limits a Selling Securityholder to selling, including sales of shares made during the preceding three months, an amount of shares not exceeding 1% of the shares outstanding.  This calculation is made without reflecting as outstanding shares issuable on conversion or exercise of debt securities, including the Debentures, options or warrants.  The manner of sale provisions require that the shares be sold in brokers’ transactions and that the person making the sale not solicit or arrange for the solicitation of orders to purchase the securities in anticipation of or in connection with the sale or make any payment in connection with the offer or sale to any person other than the broker who executes the sale.

In order to be a broker’s transaction, the broker executing the sale can do nothing more than execute the order to sell as agent for the person selling the shares and receive no more than the customary commission.  In addition, the broker cannot solicit or arrange for the solicitation of orders to buy the shares or be aware of circumstances indicating that the sale is a part of an unlawful distribution of the shares in violation of the registration requirements of the Securities Act of 1933.  A notice of sale on Form 144 is to be filed with the U.S. Securities and Exchange Commission at the time of making a Rule 144 sale.

After a period of twenty-four months has expired from the date the securities are purchased and fully paid for and provided the shares are intended to be sold by a person who is not an “affiliate” of ours, the shares can be resold without complying with the limitations on the amount of securities sold, the manner of sale provisions and the notice filing requirements of Rule 144 described above.  This would be characterized as a Rule 144(k) transaction.  Persons who are deemed to be “affiliates” of ours will continue to be required to comply with the provisions of Rule 144 described above in making re-sales of shares after the twenty-four month holding period.

DESCRIPTION OF CAPITAL STOCK

General

Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 101,000,000 consisting of 1,000,000 shares of preferred stock, par value $0.01 per share, and 100,000,000 shares of common stock , par value $0.001 per share.

Preferred Stock

Up to 1,000,000 shares of preferred stock, par value $0.01 per share, may be issued from time to time in one or more series.  Our Board of Directors, without further approval of the stockholders, is expressly authorized to issue shares of our preferred stock in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as may be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.  The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of our Company.  As of June 30, 2005, we had no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including elections of Directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of our shares of common stock exclusively possess all voting power.  The Certificate of Incorporation does not provide for cumulative voting in the election of directors.  Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock  are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all our assets available for distribution to such holders.  All shares of our common stock outstanding are fully paid and non-assessable and the holders thereof have no preemptive rights.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 5.1 of our corporate By-laws and Section 145 of the Delaware General Corporation Law provide for indemnification of our officers and Directors and others.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby has been passed upon for us by William S. Clarke, P.A., Princeton, New Jersey.

EXPERTS

The consolidated financial statements of GeoGlobal Resources Inc. as of December 31, 2004 and December 31, 2003 and for the years ended December 31, 2004, 2003, and for the period from inception on August 21, 2002 to December 31, 2002 and for the cumulative period from inception on August 21, 2002 to December 31, 2004 appearing in this Prospectus have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations.  This means that we file reports, proxy and information statements and other information with the U.S. Securities and Exchange Commission.  The reports, proxy and information statements and other information that we file can be read and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, Northwest, Washington, DC 20549.  Please call the Commission at 1-800-SEC-0330 for information on the operation of the public reference room.  Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, Northwest, Washington, DC 20549.  The Commission maintains a Web site that contains the reports, proxy and information statements and other information that we file electronically with the Commission and the address of that Web site is http://www.sec.gov.

This Prospectus is part of a registration statement we filed with the Commission.  Securityholders should rely only on the information or representations provided in this Prospectus.  We have authorized no one to provide you with any information other than that provided in this Prospectus.  We have authorized no one to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

Holders of shares of our common stock may obtain a copy of our annual report on Form 10-KSB as filed with the Commission, which contains our audited year-end financial statements, by mailing their request to GeoGlobal Resources Inc., Suite 200, 630 - 4th Avenue, SW, Calgary, Alberta T2P 0J9 Canada or to obtain an electronic copy, visit the SEC website at www.sec.gov.

GeoGlobal Resources Inc.

(a development stage enterprise)

Index to Consolidated Financial Statements

December 31, 2004

Report of Independent Registered Public Accounting Firm

F-2

Consolidated Balance Sheets as of December 31, 2004 and 2003

F-3

Consolidated Statements of Operations for the years ended December 31, 2004

F-4

and 2003, the period from inception, August 21, 2002, to December 31, 2002, and the cumulative period from inception, August 21, 2002 to December 31, 2004

Consolidated Statements in Stockholders’ Equity for the period from inception,

F-4

August 21, 2002 through December 31, 2004

Consolidated Statements of Cash Flows for the years ended December 31, 2004

F-5

and 2003, the period from inception, August 21, 2002, to December 31, 2002 and the cumulative period from inception, August 21, 2002 to December 31, 2004

Notes to the Consolidated Financial Statements

F-6 to F-22

March 31, 2005 (unaudited)

Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004

F-23

Consolidated Statements of Operations for the three months ended

March 31, 2005 and March 31, 2004 and the cumulative period

from inception on August 21, 2002 to March 31, 2005 (unaudited)

F-24

Consolidated Statements of Cash Flows for the three months ended

March 31, 2005 and March 31, 2004 and the cumulative period

from inception on August 21, 2002 to March 31, 2005 (unaudited)

F-25

Notes to Consolidated Financial Statements (unaudited)

F26-F38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders Of

GeoGlobal Resources Inc.

We have audited the accompanying consolidated balance sheets of GeoGlobal Resources Inc., a development stage enterprise (formerly Suite101.com, Inc.), as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003, for the period from inception on August 21, 2002 to December 31, 2002, and for the cumulative period from inception on August 21, 2002 to December 31, 2004.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GeoGlobal Resources Inc. at December 31, 2004 and 2003 and the consolidated results of its operations and its cash flows for the years ended December 31, 2004 and 2003, for the period from inception on August 21, 2002 to December 31, 2002, and for the cumulative period from inception on August 21, 2002 to December 31, 2004 in conformity with U.S. generally accepted accounting principles.

"Ernst & Young LLP"   (signed)

CALGARY, ALBERTA

 CHARTERED ACCOUNTANTS

March 14, 2005

GEOGLOBAL RESOURCES INC. (a development stage enterprise) CONSOLIDATED BALANCE SHEETS
December 31	2004 US $	2003 US $
Assets
Current
Cash and cash equivalents	4,419,598	7,029,907
Restricted cash (note 10d)	206,796	--
	4,626,394	7,029,907
Accounts receivable (note 2e)	208,748	81,487
	4,835,142	7,111,394

Property and equipment (note 3)
Exploration costs, not subject to depletion	638,539	178,523
Computer and office equipment, net	143,053	117,020
	781,592	295,543

	5,616,734	7,406,937

Liabilities
Current
Accounts payable	29,623	176,683
Accruals	54,442	16,400
Due to related companies (notes 7c, 7d and 7e)	19,624	46,863
Note payable (note 7a)	--	1,000,000
	103,689	1,239,946

Stockholders' Equity
Capital stock (note 4)
Authorized
100,000,000 common shares with a par value of $0.001 each
1,000,000 preferred shares with a par value of $0.01 each
Issued
55,207,455 common shares (2003 – 55,053,355)	40,615	40,461
Additional paid-in capital (note 4)	6,831,434	6,618,038
Deficit accumulated during the development stage	(1,359,004)	(491,508)
	5,513,045	6,166,991

	5,616,734	7,406,937
See Commitments (note 10) The accompanying notes are an integral part of these Consolidated Financial Statements

GEOGLOBAL RESOURCES INC. (a development stage enterprise) CONSOLIDATED STATEMENTS OF OPERATIONS
	Year ended December 31-2004 US $	Year ended December 31-2003 US $	Period from Inception, August 21-2002 to December 31-2002 US $	Period from Inception, August 21-2002 to December 31-2004 US $
		(note 11a)	(note 11a)	(note 11b)
Expenses (notes 7c, 7d and 7e)
General and administrative	451,788	151,404	6,198	609,390
Consulting fees	237,615	170,271	--	407,886
Professional fees	161,381	131,819	6,917	300,117
Depreciation and depletion	61,308	50,450	698	112,456
	912,092	503,944	13,813	1,429,849
Other expenses (income)
Consulting fees recovered	(14,300)	(38,775)	--	(53,075)
Equipment costs recovered	(2,200)	(4,245)	--	(6,445)
Foreign exchange	3,495	18,634	--	22,129
Interest	(31,591)	(1,863)	--	(33,454)
	(44,596)	(26,249)	--	(70,845)
Net loss and comprehensive loss for the period	(867,496)	(477,695)	(13,813)	(1,359,004)

Net loss per share – basic and diluted (note 4d)	(0.02)	(0.02)	(0.00)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
	Capital Stock US $	Additional paid-in capital US $	Accumulated Deficit US $	Stockholders' Equity US $

Common shares issued on incorporation on August 21, 2002	64	--	--	64

Net loss and comprehensive loss for the period	--	--	(13,813)	(13,813)
Balance at December 31, 2002	64	--	(13,813)	(13,749)

Common shares issued during the year
On acquisition (note 6)	34,000	1,072,960	--	1,106,960
Exercise of options	397	101,253	--	101,650
Private placement financing	6,000	5,994,000	--	6,000,000
Share issuance costs	--	(550,175)	--	(550,175)

Net loss and comprehensive loss for the year	--	--	(477,695)	(477,695)
Balance at December 31, 2003	40,461	6,618,038	(491,508)	6,166,991

Common shares issued during the year
Exercise of options	115	154,785	--	154,900
Exercise of warrants	39	58,611	--	58,650

Net loss and comprehensive loss for the year	--	--	(867,496)	(867,496)
Balance at December 31, 2004	40,615	6,831,434	(1,359,004)	5,513,045
See note 4 for further information The accompanying notes are an integral part of these Consolidated Financial Statements

GEOGLOBAL RESOURCES INC. (a development stage enterprise) CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31-2004 US $	Year ended December 31-2003 US $	Period from Inception, August 21-2002 to December 31-2002 US $	Period from Inception, August 21-2002 to December 31-2004 US $
		(note 11a)	(note 11a)	(note 11b)
Cash flows provided by (used in) operating activities
Net loss	(867,496)	(477,695)	(13,813)	(1,359,004)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and depletion	61,308	50,450	698	112,456
Changes in operating assets and liabilities:
Accounts receivable	(127,261)	(6,487)	--	(133,748)
Accounts payable	(147,060)	121,304	6,371	(19,385)
Accruals	38,042	16,400	--	54,442
Due to shareholder	--	(6,952)	6,952	--
Due to related companies	(27,239)	5,107	--	(22,132)
	(1,069,706)	(297,873)	208	(1,367,371)

Cash flows provided by (used in) investing activities
Property and equipment	(547,357)	(296,845)	(49,846)	(894,048)
Cash acquired on acquisition (note 6)	--	3,034,666	--	3,034,666
Restricted cash (note 10d)	(206,796)	--	--	(206,796)
	(754,153)	2,737,821	(49,846)	1,933,822

Cash flows provided by (used in) financing activities
Proceeds from issuance of common shares	213,550	6,101,650	64	6,315,264
Share issuance costs	--	(550,175)	--	(550,175)
Changes in financing liabilities:
Note payable (note 7a)	(1,000,000)	(1,000,000)	--	(2,000,000)
Accounts payable	--	61,078	--	61,078
Due to shareholder	--	(37,998)	37,998	--
Due to related companies	--	15,132	11,848	26,980
	(786,450)	4,589,687	49,910	3,853,147

Net increase (decrease) in cash and cash equivalents	(2,610,309)	7,029,635	272	4,419,598

Cash and cash equivalents, beginning of year	7,029,907	272	--	--

Cash and cash equivalents, end of year	4,419,598	7,029,907	272	4,419,598

Cash and cash equivalents
Current bank accounts	90,670	36,631	272	90,670
Term deposits	4,328,928	6,993,276	--	4,328,928
	4,419,598	7,029,907	272	4,419,598
The accompanying notes are an integral part of these Consolidated Financial Statements

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

1.

NATURE OF OPERATIONS

On August 29, 2003, all of the issued and outstanding shares of GeoGlobal Resources (India) Inc. ("GeoGlobal India") were acquired by GeoGlobal Resources Inc., formerly Suite101.com, Inc.  As a result of the transaction, the former shareholder of GeoGlobal India held approximately 69.3% of the issued and outstanding shares of GeoGlobal Resources Inc.  This transaction is considered an acquisition of GeoGlobal Resources Inc. (the accounting subsidiary and legal parent) by GeoGlobal India (the accounting parent and legal subsidiary) and has been accounted for as a purchase of the net assets of GeoGlobal Resources Inc. by GeoGlobal India.  Accordingly, this transaction represents a recapitalization of GeoGlobal India, the legal subsidiary, effective August 29, 2003.  These consolidated financial statements are issued under the name of GeoGlobal Resources Inc. but are a continuation of the financial statements of the accounting acquirer, GeoGlobal India.  The assets and liabilities of GeoGlobal India are included in the consolidated financial statements at their historical carrying amounts. As a result, the stockholders' equity of GeoGlobal Resources Inc. is eliminated and these consolidated financial statements reflect the results of operations of GeoGlobal Resources Inc. only from the date of the acquisition (refer to acquisition note 6).

GeoGlobal Resources Inc. changed its name from Suite101.com, Inc. after receiving shareholder approval at the Annual Shareholders Meeting held on January 8, 2004.  Collectively, GeoGlobal Resources Inc., GeoGlobal India and its other wholly-owned direct and indirect subsidiaries, are referred to as the "Company" or “GeoGlobal”.

The Company is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the efforts of GeoGlobal have been devoted to the pursuit of Production Sharing Contracts (“PSC”) with the Gujarat State Petroleum Corporation ("GSPC") and the Government of India and the development thereof.  To date, the Company has not earned revenue from these operations and is considered to be in the development stage.    The recoverability of the costs incurred to date is uncertain and dependent upon achieving commercial production or sale, the ability of the Company to obtain sufficient financing to complete its obligations in India and upon future profitable operations.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

Basis of presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States within the framework of the accounting policies summarized below.

These consolidated financial statements include the accounts of GeoGlobal Resources Inc., from the date of acquisition, being August 29, 2003 as well as the accounts of GeoGlobal's direct and indirect wholly-owned subsidiaries: (i) GeoGlobal Resources (India) Inc., incorporated under the Business Corporations Act (Alberta), Canada on August 21, 2002 which was continued under the Companies Act of Barbados, West Indies on June 27, 2003 and (ii) GeoGlobal Resources (Canada) Inc., incorporated under the Business Corporations Act (Alberta), Canada on September 4, 2003 and (iii) GeoGlobal Resources (Barbados) Inc. incorporated under the Companies Act of Barbados, West Indies on September 24, 2003, which is the wholly-owned subsidiary of GeoGlobal Resources (Canada) Inc.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

2.

SIGNIFICANT ACCOUNT POLICIES (continued)

b)

Property and equipment

i)

Capitalized costs

The Company follows the full cost method of accounting for its petroleum and natural gas operations.  Under this method all costs related to the exploration for and development of petroleum and natural gas reserves are capitalized.  Costs include land acquisition costs, geological and geophysical expenditures, costs of drilling both productive and non-productive wells and related overhead costs.  Proceeds from the sale of properties will be applied against capitalized costs, without any gain or loss being realized, unless such sale would significantly alter the relationship between capital costs and proven reserves of petroleum and natural gas attributable to the cost center.

ii)

Depreciation and depletion

Computer equipment is recorded at cost, with depreciation provided for on a declining-balance basis at 30% per annum.

Upon the commencement of economic production quantities of oil and gas, depletion of exploration and development costs and depreciation of production equipment will be provided on a country-by-country basis using the unit-of-production method based upon estimated proven petroleum and natural gas reserves.  The costs of acquiring and evaluating unproven properties and major development properties will be excluded from costs until it is determined whether or not proven reserves are attributable to the properties, the major development projects are completed, or impairment occurs.  For depletion and depreciation purposes, relative volumes of petroleum and natural gas production and reserves will be converted into equivalent units based upon estimated relative energy content.

iii)

Ceiling test

In applying the full cost method, the Company will be calculating a ceiling test whereby the carrying value of petroleum and natural gas properties and production equipment, net of recorded deferred income taxes is limited to the present value of after tax future net revenues from proven reserves, discounted at 10% (based on prices and costs at the balance sheet date calculated quarterly), plus the lower of cost and fair value of unproven properties.  Should this comparison indicate an excess carrying value, the excess will be charged against earnings as additional depletion and depreciation.

iv)

Asset retirement obligations

The Company recognizes the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying value of the related long-lived asset.  The fair value is determined through a review of engineering and environmental studies, industry guidelines, and management’s estimate on a site by site basis.  The liability is subsequently adjusted for the passage of time, and is recognized as accretion expense in the consolidated statement of operations.  The liability is also adjusted due to revisions in either the timing or the amount of the original estimated cash flows associated with the liability.  The increase in the carrying value of the asset is amortized over the useful life of the related productive assets.

c)

Joint operations

All of the Company's petroleum and natural gas activities are conducted jointly with others.  The Company’s undivided interests in joint ventures are consolidated on a proportionate basis.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

2.

SIGNIFICANT ACCOUNTING POLICIES (continued)

d)

Net loss per share

Net loss per share is calculated based upon the weighted average number of shares outstanding during the period.  The treasury stock method is used to determine the dilutive effect of the stock options.  The treasury stock method assumes any proceeds obtained upon exercise of options would be used to purchase common shares at the average market price during the period.  There are no differences between net loss and the weighted average number of shares used in the calculation of the basic net loss per share and that used in the calculation of diluted net loss per share.

e)

Financial instruments

The Company has estimated the fair value of its financial instruments which include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, note payable, due to shareholder and due to related companies.  The Company used valuation methodologies and market information available as at period end to determine that the carrying amounts of such financial instruments approximate fair value in all cases, unless otherwise noted.  Of the Company’s accounts receivable, US$154,884 (December 31, 2003 – US$57,364) is due from one entity in the oil and gas industry which may pose some credit risk.  If these amounts were uncollectible, they would be capitalized as part of the property and equipment exploration costs.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments.

f)

Measurement uncertainty

The preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from these estimated amounts.

g)

Cash and cash equivalents

Cash and cash equivalents include cash on hand, balances with banks and short-term deposits with original maturities of three months or less.

h)

Foreign currency translation

The Company translates integrated foreign operations into the functional currency of the parent.  Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at rates of exchange in effect at the date of the balance sheet.  Non-monetary items are translated at the rate of exchange in effect when the assets are acquired or obligations incurred.  Revenues and expenses are translated at average rates in effect during the period, with the exception of depreciation which is translated at historic rates.  Exchange gains and losses are charged to operations.

i)

Income taxes

The Company follows the liability method of tax allocation.  Under this method, assets and liabilities are determined based on deferred income tax, differences between the tax basis of an asset or liability and its carrying value using enacted tax rates anticipated to apply in the periods when the temporary differences are expected to reverse.

The effect on deferred income tax assets and liabilities of changes in tax rates is recognized in income in the period in which the change is enacted.

j)

Revenue recognition

Revenue associated with the production and sales of crude oil, natural gas and natural gas liquids owned by the Company will be recognized when title passes from the Company to its customer.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

2.

SIGNIFICANT ACCOUNTING POLICIES (continued)

k)

Stock-based compensation plan

The Company has a stock-based compensation plan which includes stock options.  Consideration received from employees or directors on the exercise of stock options under the stock option plan is recorded as capital stock.

The Company uses the intrinsic value method of accounting for employee and director stock-based compensation.  As all options have been granted at exercise prices based on the market value of the Company’s common shares at the date of the grant, no compensation cost is recognized.

Non-employee stock-based compensation costs are measured using the fair value based method and are charged to earnings on the measurement date.

l)

Comprehensive income

Comprehensive income (loss) includes all changes in equity except those resulting from investments made by owners and distributions to owners.  Other accumulated comprehensive income (loss) consists only of net loss for all periods presented.

3.

PROPERTY AND EQUIPMENT

	Balance Sheet as at December 31, US $		Exploration costs incurred in US $
	2004	2003	2004	2003	2002
Exploration and development
Exploration costs – India	638,539	178,523	460,016	156,598	21,925
Accumulated depletion	--	--	--	--	--
	638,539	178,523	460,016	156,598	21,925

Computer and equipment
Computer and office equipment	255,509	168,168
Accumulated depreciation	(112,456)	(51,148)
	143,053	117,020

	781,592	295,543

a)

Exploration costs – India

The exploration costs incurred to date are not subject to depletion and cover three exploration blocks, known as the KG Block, Mehsana Block and the Sanand and Mirola Block.  It is anticipated these exploration costs will be subject to depletion no earlier than the 2007 fiscal year.

b)

Capitalized overhead costs

Included in the US$460,016 of exploration cost additions during the year ended December 31, 2004 (year ended December 31, 2004 – US$156,598) are certain overhead costs capitalized by the Company in the amount of US$336,535 (year ended December 31, 2003 – US$128,078) directly related to the exploration activities in India.  Of the capitalized overhead amount, US$49,370 (year ended December 31, 2003 - US$nil) was paid to third parties, and US$287,165 was paid to and on behalf of a related party (year ended December 31, 2003 – US$128,078) (see note 7c).  These indirect costs are incurred solely by and on behalf of the Company in providing its services under the Carried Interest Agreement and are therefore not reimbursable under the Carried Interest Agreement (see note 3d).

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

3.

PROPERTY AND EQUIPMENT (continued)

c)

Production Sharing Contracts

i)

Exploration Block KG-OSN-2001/3

On August 27, 2002, GeoGlobal together with its joint venture participants, Jubilant Enpro Limited (“Enpro”) and Gujarat State Petroleum Corporation Limited (“GSPC”) entered into a Joint Bidding Agreement for the purpose of submitting a bid for Exploration Block KG-OSN-2001/3 offered by the Government of India under the New Exploration Licensing Policy Third Round (NELP-III).  This Exploration bid was successful and was awarded on November 29, 2002, by the Directorate General of Hydrocarbons under the Ministry of Petroleum & Natural Gas of India.

On February 4, 2003, GeoGlobal, as to a 10% Participating Interest ("PI")  (net 5% - see note 3e) along with Enpro and GSPC, as to their 10% and 80% PI respectively, entered into a Production Sharing Contract (“PSC-KG”) with the Government of India with respect to this Exploration Block. See also Carried Interest Agreement note 3d.

The PSC-KG allows the joint venture participants to explore for petroleum and natural gas over a 6.5 year period on the Exploration Block subject to the work commitment as outlined in note 10a.

ii)

Exploration Block CB-ONN-2002/2 (also referred to as Mehsana Block)

On January 8, 2004, the Company announced that it was awarded by the Government of India a 10% PI in a new onshore Exploration Block CB-ONN-2002/2 covering an area of approximately 125 square kilometers ("sq. kms.") in the Cambay Basin, located in the province of Gujarat in Northwest India, under the Fourth Round of the New Exploration Licensing Policy (NELP-IV) bidding which closed on September 30, 2003.

On February 6, 2004, GeoGlobal as to its 10% PI, along with its joint venture participants, Enpro and GSPC as to their 30% and 60% PI respectively, signed the Production Sharing Contract ("PSC-Mehsana") with the Government of India with respect to this Exploration Block.

The PSC-Mehsana allows the joint venture participants to explore for petroleum and natural gas over a 6 year period on the Exploration Block subject to the work commitment as outlined in note 10b.

iii)

Exploration Block CB-ONN-2002/3 (also referred to as Sanand and Mirola Block)

On January 8, 2004, the Company also announced that it was awarded a 10% PI in a second new onshore Exploration Block CB-ONN-2002/3 covering an area of approximately 285 sq. kms. also in the Cambay Basin under NELP-IV.

On February 6, 2004, GeoGlobal as to its 10% PI, along with its joint venture participants, Enpro, GSPC, and Prize Petroleum Company Limited as to their 20%, 55% and 15% PI respectively, signed the Production Sharing Contract ("PSC-Sanand and Mirola") with the Government of India with respect to this Exploration Block.

The PSC-Sanand and Mirola allows the joint venture participants to explore for petroleum and natural gas over a 6 year period on the Exploration Block subject to the work commitment as outlined in note 10c.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

3.

PROPERTY AND EQUIPMENT (continued)

d)

Carried Interest Agreement

On August 27, 2002, GeoGlobal entered into a Carried Interest Agreement (“CIA”) with GSPC, which grants the Company a 10% carried interest (net 5% - see note 3e) in the Exploration Block KG-OSN-2001/3. The CIA provides that GSPC is responsible for GeoGlobal's entire share of any and all costs incurred during the Exploration Phase prior to the date of initial commercial production.

As at December 31, 2004, GSPC has incurred costs of Rs 22.77 crore (approximately US$5.01 million) attributable to GeoGlobal under the CIA of which 50% is for the account of Roy Group (Mauritius) Inc. ("RGM"), a related party (note 7b) under the terms of the Participating Interest Agreement as further described in note 3e.

e)

Participating Interest Agreement

On March 27, 2003, GeoGlobal entered into a Participating Interest Agreement (“PIA”) with RGM, whereby GeoGlobal assigned and holds in trust for RGM subject to Government of India consent, 50% of the benefits and obligations of the PSC-KG and the CIA leaving GeoGlobal with a net 5% Participating Interest in the PSC-KG and a net 5% carried interest in the CIA.  Under the terms of the PIA, until the Government of India consent is obtained, GeoGlobal retains the exclusive right to deal with the other parties to the PSC-KG and the CIA and is entitled to make all decisions regarding the interest assigned to RGM and RGM agreed to be bound by and responsible for the actions taken by, obligations undertaken and costs incurred by GeoGlobal in regard to RGM's interest and to be liable to GeoGlobal for its share of all costs, interests, liabilities and obligations arising out of or relating to the RGM interest.  RGM agreed to indemnify GeoGlobal against any and all costs, expenses, losses, damages or liabilities incurred by reason of RGM's failure to pay the same.  Subject to obtaining the government consent to the assignment, RGM is entitled to all income, receipts, credits, reimbursements, monies receivable, rebates and other benefits in respect of its 5% interest which relate to the PSC-KG.  GeoGlobal has a right of set-off against sums owing to GeoGlobal by RGM.  In the event that the Indian government consent is delayed or denied, resulting in either RGM or GeoGlobal being denied an economic benefit it would have realized under the PIA, the parties agreed to amend the PIA or take other reasonable steps to assure that an equitable result is achieved consistent with the parties' intentions contained in the PIA.  As a consequence of this transaction the Company reports its holdings under the PSC-KG and CIA as a net 5% Participating Interest.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

4.

CAPITAL STOCK

a)

Common shares

	Number of shares	Capital stock US $	Additional paid-in capital US $

Balance at August 21, 2002 and December 31, 2002	1,000	64	--

2003 Transactions
Capital stock of GeoGlobal (formerly Suite101.com, Inc.) acquired August 29, 2003	14,656,687	14,657	10,914,545
Common shares issued by GeoGlobal to acquire GeoGlobal India (note 6)	34,000,000	34,000	1,072,960
Share issuance costs on acquisition	--	--	(66,850)
Elimination of GeoGlobal capital stock in recognition of reverse takeover (note 1)	(1,000)	(14,657)	(10,914,545)
Options exercised for cash	396,668	397	101,253
Private placement financing	6,000,000	6,000	5,994,000
Share issuance costs on private placement	--	--	(483,325)
	55,052,355	40,397	6,618,038

Balance as at December 31, 2003	55,053,355	40,461	6,618,038

2004 Transactions
Options exercised for cash	115,000	115	154,785
Broker warrants exercised for cash	39,100	39	58,611
	154,100	154	213,396

Balance as at December 31, 2004	55,207,455	40,615	6,831,434

b)

Warrants

i)

Private Placement Financing

On December 23, 2003, GeoGlobal completed a brokered private placement of 5,800,000 units at US$1.00 each, together with a concurrent private placement of an additional 200,000 units on the same terms, for aggregate gross cash total proceeds of US$6,000,000.  Each unit was comprised of one common share and one half of one warrant ("Private Placement Warrant"), where one full Private Placement Warrant entitles the holder to purchase one additional common share for US$2.50, for a term of two years from date of closing.  The Private Placement Warrants are subject to accelerated expiration 30 days after issuance of a news release to that effect in the event that the common shares trade at US$4.00 or more for 20 consecutive trading days and if the resale of the shares has been registered under the 1933 Act and the hold period for Canadian subscribers has expired.

Costs of US$483,325 were incurred in issuing shares under this Private Placement Financing which included a fee equal to 6% of the gross proceeds raised in the brokered offering.  Also issued as additional consideration for this transaction were 580,000 Broker Warrants.

None of the Private Placement Warrants were exercised as at December 31, 2004.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

4.

CAPITAL STOCK (continued)

ii)

Broker Warrants

The 580,000 Broker Warrants described above entitle the holder to purchase 580,000 common shares at an exercise price of US$1.50 per share, expiring on December 23, 2005. The Broker Warrants are also subject to accelerated expiration 30 days after issuance of a news release to that effect in the event that the common shares trade at US$3.00 or more for 20 consecutive trading days and if the resale of the shares has been registered under the 1933 Act and the hold period for Canadian subscribers has expired.

During the year ended December 31, 2004, 39,100 Broker Warrants were exercised at US$1.50 for gross proceeds of US$58,650.

c)

Options

During the year ended December 31, 2004, 115,000 options were exercised at various prices between US$1.18 and US$1.50 for gross proceeds of US$154,900.

d)

Weighted average number of shares

For purposes of the determination of net loss per share, the basic and diluted weighted average number of shares outstanding for the year ended December 31, 2004 was 41,671,136 (December 31, 2003 – 19,737,035, December 31, 2002 – 14,500,000).  The amount for the year ended December 31, 2004 excludes 5,000,000 shares currently held in escrow.  The amount for the year ended December 31, 2003 also excludes the 5,000,000 shares currently held in escrow plus 14,500,000 shares which were not released from escrow until August 27, 2004.  The amount for the period ended December 31, 2002 is deemed to be the number of shares issued to the legal subsidiary pursuant to the reverse take-over transaction described in note 6, reduced by the 19,500,000 shares which were held in escrow.

5.

STOCK OPTIONS

a)

The Company’s 1998 Stock Incentive Plan

Under the terms of the 1998 Stock Incentive Plan (the "Plan"), 3,900,000 common shares have been reserved for issuance on exercise of options granted under the Plan.  As at December 31, 2004, the Company had 385,697 (December 31, 2003 – 385,697) common shares remaining for issuance under the Plan.  The Board of Directors of the Company may amend or modify the Plan at any time, subject to any required stockholder approval.  The Plan will terminate on the earliest of: (i) 10 years after the Plan Effective Date, being December 2008; (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares; or, (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Subsequent to the year-end, on January 17, 2005, the Board of Directors resolved to amend the Plan to increase the shares reserved for grant of options from 3,900,000 to 8,000,000 subject to shareholder approval (note 12a).

b)

Stock-based compensation

Under the Statement of Financial Accounting Standards 123, the Company is required to measure and disclose on a pro-forma basis the impact on net loss and net loss per share of applying the fair value based method to stock-based compensation arrangements with employees and directors.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

5.

STOCK OPTIONS (continued)

Under this method, compensation cost is measured at fair value at grant date and recognized over the vesting period.  If the fair value based method had been used, the stock based compensation costs, pro-forma net loss and pro-forma net loss per share would be as follows:

	Year ended December 31-2004 US $	Year ended December 31-2003 US $	Period from Inception, August 21-2002 to December 31-2002 US $

Stock based compensation	314,534	175,233	--
Net loss
As reported	(867,496)	(477,695)	(13,813)
Pro-forma	(1,182,030)	(652,928)	(13,813)
Net loss per share – basic and diluted
As reported	(0.02)	(0.02)	(0.00)
Pro-forma	(0.03)	(0.03)	(0.00)

Black-Scholes Assumptions
Fair value of stock options granted (1)	$0.27	$0.27	--
Risk-free interest rate	2.61%	2.61%	--
Volatility	55%	55%	--
Expected life (1)	0.9 years	0.9 years	--
Dividend yield	--	--	--

(1)  weighted average

The stock options previously outstanding in the legal parent prior to the reverse takeover transaction described in note 6 have been excluded from the pro forma disclosures above.

c)

Stock option table

These options were granted for services provided to the Company:

								Balance
	Option			Balance	Granted	Exercised	Balance	exercisable
	exercise			December 31,	during	during	December 31,	December 31,
Grant date	price	Expiry date	Vesting date	2003	the year	the year	2004	2004
(mm/dd/yy)	US $	(mm/dd/yy)	(mm/dd/yy)	#	#	#	#	#

2/25/99	1.50	08/29/04	Vested	50,000	--	50,000	--	--
6/11/99	1.50	08/29/04	Vested	5,000	--	5,000	--	--
6/12/00	1.50	08/29/04	Vested	5,000	--	5,000	--	--
12/09/03	1.18	08/31/05	Vested	1,625,000	--	55,000	1,570,000	570,000
12/09/03	1.18	08/31/05	01/08/05	375,000	--	--	375,000	--
12/30/03	1.50	08/31/05	Vested	475,000	--	--	475,000	475,000
12/30/03	1.50	08/31/05	01/08/05	470,000	--	--	470,000	--
				3,005,000	--	115,000	2,890,000	1,045,000

At December 31, 2004, there were 1,570,000 options outstanding exercisable at US$1.18 per common share until August 31, 2005 of which 1,000,000 options were granted subject to shareholder approval.

Subsequent to the year-end as outlined in note 12, the Board of Directors of the Company passed a number of resolutions with respect to stock options: (i) to extend the expiry date of all outstanding options from August 31, 2005 to August 31, 2006; (ii) to amend the Plan to increase the shares reserved for the grant of options; and (iii) the issuance of additional options.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

6.

ACQUISITION

On August 29, 2003, pursuant to an agreement dated April 4, 2003 and amended August 29, 2003, the Company completed a transaction with Mr. Roy and GeoGlobal Resources (India) Inc. ("GeoGlobal India"), a corporation then wholly-owned by Mr. Roy, whereby the Company acquired from Mr. Roy all of the outstanding capital stock of GeoGlobal India.  In exchange for the outstanding capital stock of GeoGlobal India, the Company issued 34.0 million shares of our Common Stock.  Of the 34.0 million shares, 14.5 million shares were delivered to Mr. Roy at the closing of the transaction being August 29, 2003 and an aggregate of 19.5 million shares were held in escrow by an escrow agent.  The terms of the escrow provide for the release of the shares upon the occurrence of certain developments relating to the outcome of oil and natural gas exploration and development activities conducted on the KG Block.  On August 27, 2004, 14.5 million shares were released to Mr. Roy from escrow upon the actual commencement of a drilling program on the KG Block.  The final 5.0 million shares remaining in escrow will be released only if a commercial discovery is declared on the KG Block.  In addition to the shares of Common Stock, the Company delivered to Mr. Roy a $2.0 million promissory note, of which $500,000 was paid on the closing of the transaction on August 29, 2003, $500,000 was paid on October 15, 2003, $500,000 was paid on January 15, 2004 and $500,000 was paid on June 30, 2004.  The note did not accrue interest.  The note was secured by the outstanding stock of GeoGlobal India which has subsequently been released.  As a consequence of the transaction, Mr. Roy held as of the closing of the transaction an aggregate of 34.0 million shares of our outstanding Common Stock, or approximately 69.3% of the shares outstanding, assuming all shares held in escrow are released to him.  The terms of the transaction provide that Mr. Roy is to have the right to vote all 34.0 million shares following the closing, including the shares during the period they are held in escrow.   Shares not released from the escrow will be surrendered back to GeoGlobal.

As discussed in note 1, the acquisition of GeoGlobal India by GeoGlobal was accounted for as a reverse takeover transaction.  As a result, the cost of the transaction was determined based upon the net assets of GeoGlobal deemed to have been acquired.  These consolidated financial statements include the results of operations of GeoGlobal from the date of acquisition.  The net identifiable assets acquired of GeoGlobal are as follows:

US $

Net assets acquired
Cash	3,034,666
Other current assets	75,000
Current liabilities	(2,706)

Net book value of identifiable assets acquired	3,106,960

Consideration paid
Promissory note issued	2,000,000
34,000,000 common shares issued par value $0.001	34,000
Additional paid-in capital	1,072,960
3,106,960

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

7.

RELATED PARTY TRANSACTIONS

Related party transactions are measured at the exchange amount which is the amount of consideration established and agreed by the related parties.

a)

Note payable

On August 29, 2003, as part of the Acquisition (note 6), a US$2,000,000 promissory note was issued to the sole shareholder of GeoGlobal India.  On each of August 29, 2003, October 15, 2003, January 15, 2004 and June 30, 2004, US$500,000 of the note was paid.  The promissory note was non-interest bearing and the capital stock of GeoGlobal India collateralized the repayment of the note.  The collateral has been released.

b)

Roy Group (Mauritius) Inc.

Roy Group (Mauritius) Inc. is related to the Company by common management and is controlled by a director of the Company.  On March 27, 2003, the Company entered into a Participating Interest Agreement (note 3e) with the related party.

c)

Roy Group (Barbados) Inc.

Roy Group (Barbados) Inc. is related to the Company by common management and is controlled by a director of the Company.  On August 29, 2003, the Company entered into a Technical Services Agreement ("TSA") with the related party to provide services to the Company as assigned by the Company and to bring new oil and gas opportunities to the Company.  The related party receives consideration of US$250,000 per year for an initial term of three years as outlined and recorded below:

	Year ended December 31-2004	Year ended December 31-2003	Period from Inception, August 21, 2002 to December 31-2002
	US $	US $	US $
Consolidated Statement of Operations
Consulting fees	50,000	16,667	--
Consolidated Balance Sheets
Property and equipment
Exploration costs - India (note 3)	200,000	66,666	--
	250,000	83,333	--

The related party was also reimbursed for medical insurance and expenses; travel, hotel, meals and entertainment expenses; computer costs; and amounts billed to third parties incurred during the periods as outlined and recorded below:

Consolidated Statement of Operations
General and administrative	19,640	40,649	--
Consolidated Balance Sheets
Accounts receivable	20,350	--	--
Property and equipment
Exploration costs - India (note 3)	87,165	61,412	21,925
Computer equipment	8,064	--	27,921
	135,219	102,061	49,846

At December 31, 2004, the Company owed Roy Group (Barbados) Inc. US$16,103 (December 31, 2003 - US$41,115) for services provided and expenses incurred on behalf of the Company and pursuant to the TSA.  These amounts bear no interest and have no set terms of repayment.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

7.

RELATED PARTY TRANSACTIONS (continued)

d)

D.I. Investments Ltd.

D.I. Investments Ltd. is related to the Company by common management and is controlled by a director of the Company.  The related party charged as consulting fees for services rendered as outlined and recorded below:

	Year ended December 31-2004	Year ended December 31-2003	Period from Inception, August 21, 2002 to December 31-2002
	US $	US $	US $
Consolidated Statement of Operations
Consulting fees	120,000	61,715	--

The related party was also reimbursed for office costs, including rent, parking, office supplies and telephone as well as travel, hotel, meals and entertainment expenses incurred during the periods as outlined and recorded below:

Consolidated Statement of Operations
General and administrative
Office costs	65,073	33,802	6,198
Travel, hotel, meals and entertainment	3,344	39,045	--
	68,417	72,847	6,198

At December 31, 2004, the Company owed D.I. Investments Ltd. US$nil (December 31, 2003 – D.I. Investments owed the Company US$1,640) as a result of services provided and expenses incurred on behalf of the Company.  These amounts bear no interest and have no set terms of repayment.

e)

Amicus Services Inc.

Amicus Services Inc. is related to the Company as Amicus Services Inc. is controlled by the brother of a director of the Company.  The related party charged as consulting fees for services rendered as outlined below:

Consolidated Statement of Operations
Consulting fees	33,921	14,469	--

The related party was also reimbursed for office costs, including parking, office supplies and telephone as well as travel and hotel expenses incurred during the periods as outlined and recorded below:

Consolidated Statement of Operations
General and administrative	1,961	168	--
Consolidated Balance Sheets
Accounts receivable	967	3,052	--
Property and equipment	1,599	--	--
	4,527	3,220	--

At December 31, 2004, the Company owed Amicus Services Inc. US$3,521 (December 31, 2003 – US$7,388) as a result of services provided and expenses incurred on behalf of the Company.  These amounts bear no interest and have no set terms of repayment.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

8.

INCOME TAXES

a)

Income tax expense

The provision for income taxes in the consolidated financial statements differs from the result which would have been obtained by applying the combined Federal, State and Provincial tax rates to the loss before income taxes.  This difference results from the following items:

	Year ended December 31-2004	Year ended December 31-2003	Period from Inception, August 21-2002 to December 31-2002
	US $	US $	US $

Net loss	(867,496)	(477,695)	(13,813)
Expected US tax rate	40.66%	40.66%	42.12%

Expected income tax recovery	(352,724)	(194,231)	(5,818)
Excess of expected tax rate over tax rate of foreign affiliates	54,623	70,932	--
Valuation allowance	293,552	122,208	5,925
Other	4,549	1,091	(107)
Income tax recovery	--	--	--

b)

Deferred income taxes

The Company has not recognized the deferred income tax asset because the benefit is not more likely than not to be realized.  The components of the net deferred income tax asset consist of the following temporary differences:

	December 31, 2004 US $	December 31, 2003 US $
Difference between tax base and reported amounts of depreciable assets	2,679	5,078
Non-capital loss carry forwards	524,904	117,130
	527,583	122,208
Valuation allowance	(527,583)	(122,208)
Deferred income tax asset	--	--

c)

Loss carry forwards

At December 31, 2004, the Company has US$1,461,079 of available loss carry forwards to reduce taxable income for income tax purposes in the various jurisdictions as outlined below which have not been reflected in these consolidated financial statements.

Tax Jurisdiction	Amount US $	Expiry Dates Commence
United States	1,252,354	2023
Canada	28,926	2010
Barbados	113,022	2012

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

9.

SEGMENTED INFORMATION

The Company’s petroleum and natural gas exploration and development activities are conducted in India.  Management of the Company considers the operations of the Company as one operating segment.  The following information relates to the Company’s geographic areas of operation.

	December 31-2004	December 31-2003
	Property and equipment US $	Property and equipment US $

Canada	97,482	58,451
India	684,110	237,092
	781,592	295,543

10.

COMMITMENTS

a)

Exploration Block KG-OSN-2001/3 Block

Under the terms of this Production Sharing Contract, GeoGlobal, along with its joint venture participants have committed to the Government of India an exploration work program as outlined below.  All of GeoGlobal's share of any and all costs incurred during the exploration phase prior to the date of initial commercial production are the responsibility of GSPC pursuant to the CIA executed on August 27, 2002, as described in note 3d.

Phase I (2.5 years)

(i)

1250 km2 3D seismic program consisting of acquisition, processing and interpretation

(ii)

reprocessing of 2298.4 km of 2D seismic data

(iii)

bathymetric survey and seabed sampling

(iv)

drill 14 exploratory wells between 900 to 4118 meters (2 wells have been drilled)

(italics denotes work completed)

Phase II (2.5 years)

(i)

bathymetric survey and seabed sampling

(ii)

drill 4 exploratory wells between 1100 to 2850 meters

Phase III (1.5 years)

(i)

bathymetric survey and seabed sampling

(ii)

drill 2 exploratory wells to 1550 and 1950 meters

Land Relinquishment

(i)

Phase I – 25%

(ii)

Phase II – 25%

(iii)

Phase III – 100% except for development and discovery areas

Under the terms of the CIA, all of GeoGlobal's and RGM's proportionate share of capital costs for exploration and development activities will be recovered by GSPC without interest over the projected production life or ten years, whichever is less, from oil and natural gas produced on the Exploration Block.  GeoGlobal is not entitled to any share of production until GSPC has recovered the Company's share of the costs and expenses that were paid by GSPC on behalf of the Company and RGM.  The total of these costs and expenses is estimated to be approximately US$11 million over the 6.5 year term of this PSC.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

10.

COMMITMENTS (continued)

b)

Exploration Block CB-ONN-2002/2 (“Mehsana”)

Pursuant to the PSC in respect of this Mehsana Block, on August 18, 2004, the Company executed a Financial and Performance Guarantee to the Government of India to fulfill the Company’s obligations under the terms of the PSC, which includes the completion of its 10% share of a minimum work commitment for Phase I, estimated to be approximately US$606,000.

Under the terms of this PSC, GeoGlobal, along with its joint venture participants have committed to the Government of India an exploration work program as outlined below.  The Company will be required to fund its proportionate share of costs incurred in these activities which are estimated to be approximately US$1.0 million over the 6 year term of this PSC.

Phase I (2.5 years)

(i)

Acquire 75 sq kms 3D seismic

(ii)

Reprocess 650 kms of 2D seismic

(iii)

Drill 7 exploratory wells between 1000 and 2200 meters

Phase II (2.0 years)

(i)

Drill 2 exploratory wells 2000 meters

Phase III (1.5 years)

(i)

Drill 2 exploratory wells 2000 meters

Land Relinquishment

(i)

Phase I – 25%

(ii)

Phase II – 25%

(iii)

Phase III – 100% except for development and discovery areas

c)

Exploration Block CB-ONN-2002/3 Block (“Sanand and Mirola”)

Pursuant to the PSC in respect of this Sanand and Mirola Block, on August 24, 2004, the Company executed a Financial and Performance Guarantee to the Government of India to fulfill the Company’s obligations under the terms of the PSC, which includes the completion of its 10% share of a minimum work commitment for Phase I, estimated to be approximately US$1,097,000.

Under the terms of this PSC, GeoGlobal, along with its joint venture participants have committed to the Government of India an exploration work program as further outlined below.  The Company will be required to fund its proportionate share of costs incurred in these activities which are estimated to be approximately US$1.5 million over the 6 year term of this PSC.

Phase I (2.5 years)

(i)

Acquire 200 sq kms 3D seismic

(ii)

Reprocess 1000 kms of 2D seismic

(iii)

Drill 12 exploratory wells between 1500 and 3000 meters

Phase II (2.0 years)

(i)

Drill 3 exploratory wells 2000 meters

Phase III (1.5 years)

(i)

Drill 2 exploratory wells 2000 meters

Land Relinquishment

(i)

Phase I – 25%

(ii)

Phase II – 25%

(iii)

Phase III – 100% except for development and discovery areas

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

10.

COMMITMENTS (continued)

d)

Restricted cash

Under the terms of the Production Sharing Contracts (notes 3b(ii) and (iii)), the Company is to provide the Government of India a guarantee for the performance of the minimum work commitments for the first budget period ending March 31, 2005 of Phase I of both Cambay Blocks.  As a result, the Company has provided to the Government of India two irrevocable letters of credit totalling US$206,796 (Mehsana US$74,530 and Sanand and Mirola US$132,266) secured by term deposits of the Company in the same amount.

11.

COMPARATIVE FIGURES

a)

As a result of the reverse takeover outlined in note 1, the comparatives are those of the continuing entity for accounting purposes and are for the year ended December 31, 2003 and for the period from inception, August 21, 2002 to December 31, 2002.

b)

As the Company is in its development stage, these are the accumulated amounts of the continuing entity for the period from inception, being August 21, 2002 to December 31, 2004.

12.

SUBSEQUENT EVENT

Subsequent to the year-end, the Board of Directors of the Company passed the following resolutions with respect to stock options, subject to shareholder approval:

a)

On January 17, 2005, the Board of Directors resolved:

(i)

to amend the Company’s 1998 Stock Incentive Plan to increase the shares reserved for the grant of options from 3,900,000 to 8,000,000;

(ii)

to grant 580,000 options exercisable at US$1.01 per share to employees and consultants vesting at various dates throughout 2005 and expiring on August 31, 2006;

(iii)

to extend the expiration date of the options granted to employees and consultants on December 9, 2003 for 2,000,000 shares from August 31, 2005 to August 31, 2006;

(iv)

to grant 210,000 options exercisable at US$1.01 per share to non-employees and consultants vesting at various dates throughout 2005 and expiring on August 31, 2006; and

(v)

to extend the expiration date of the options granted to non-employees and consultants on December 30, 2003 for 945,000 shares less 150,000 shares cancelled from August 31, 2005 to August 31, 2006.

b)

On January 18, 2005, the granting of 600,000 options to employees and consultants exercisable at US$1.10 per share, vesting at various dates throughout 2005 and expiring on August 31, 2006.

c)

On January 25, 2005, the granting of 60,000 options to non-employees and consultants exercisable at US$1.17 per share, vesting at various dates throughout 2005 and expiring on August 31, 2006.

Notes to the Consoldidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

December 31, 2004

13.

RECENT ACCOUNTING STANDARDS

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Statement 123(R) must be adopted no later than January 1, 2006. Early adoption will be permitted in periods in which financial statements have not yet been issued.  The Company is adopting Statement 123(R) on January 1, 2005.

Statement 123(R) permits public companies to adopt its requirements using one of two methods:

1.

A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of Statement 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of Statement 123(R) that remain unvested on the effective date.

2.

A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under Statement 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

The Company is adopting Statement 123(R) using the modified prospective method.

Prior to January 1, 2005, as permitted by Statement 123, the Company accounted for share-based payments to employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognized no compensation cost for employee stock options.  Accordingly, the adoption of Statement 123(R)’s fair value method will have a significant impact on the Company’s result of operations, although it will have no impact on the Company’s overall financial position. The impact of adoption of Statement 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.  However, had the Company adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in the disclosure of pro forma net loss and loss per share in Note 5b to the Company’s consolidated financial statements.

GEOGLOBAL RESOURCES INC. (a development stage enterprise) CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31-2005 US $	December 31-2004 US $

Assets
Current
Cash and cash equivalents	3,618,376	4,419,598
Restricted cash (note 10c)	206,796	206,796
	3,825,172	4,626,394
Accounts receivable	184,280	181,237
Cash call receivable	14,907	27,511
	4,024,359	4,835,142

Property and equipment (note 3)
Exploration costs, not subject to depletion	1,555,045	638,539
Computer and office equipment, net	140,839	143,053
	1,695,884	781,592

	5,720,243	5,616,734

Liabilities
Current
Accounts payable	62,134	29,623
Accrued liabilities	298,593	54,442
Due to related companies (notes 7c, 7d and 7e)	23,318	19,624
	384,045	103,689
Stockholders' Equity
Capital stock (note 4)
Authorized
100,000,000 common shares with a par value of US$0.001 each
1,000,000 preferred shares with a par value of US$0.01 each
Issued
55,207,455 common shares (December 31, 2004 – 55,207,455)	40,615	40,615
Additional paid-in capital (note 4)	6,831,434	6,831,434
Deficit accumulated during the development stage	(1,535,851)	(1,359,004)
	5,336,198	5,513,045

	5,720,243	5,616,734
See Commitments (note 10) The accompanying notes are an integral part of these Consolidated Financial Statements

GEOGLOBAL RESOURCES INC. (a development stage enterprise) CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended March 31-2005 US $	Three months ended March 31-2004 US $	Period from Inception, August 21-2002 to March 31-2005 US $

Expenses (note 7c, 7d and 7e)
General and administrative	106,592	94,435	715,982
Consulting fees	49,839	73,165	457,725
Professional fees	20,639	51,573	320,756
Depreciation and depletion	11,420	12,344	123,876
	188,490	231,517	1,618,339
Other expenses (income)
Consulting fees recovered	--	(14,300)	(53,075)
Equipment costs recovered	--	(2,200)	(6,445)
Foreign exchange (gain) loss	3,034	(7,595)	25,163
Interest	(14,677)	(5,883)	(48,131)
	(11,643)	(29,978)	(82,488)

Net loss and comprehensive loss for the period	(176,847)	(201,539)	(1,535,851)

Net loss per share – basic and diluted (note 4d)	(0.00)	(0.01)
The accompanying notes are an integral part of these Consolidated Financial Statements

GEOGLOBAL RESOURCES INC. (a development stage enterprise) CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three months ended March 31-2005 US $	Three months ended March 31-2004 US $	Period from Inception, August 21-2002 to March 31-2005 US $

Cash flows provided by (used in) operating activities
Net loss	(176,847)	(201,539)	(1,535,851)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and depletion	11,420	12,344	123,876
Changes in operating assets and liabilities:
Accounts receivable	(3,043)	(47,520)	(109,280)
Accounts payable	32,511	(127,124)	13,126
Accrued liabilities	(15,500)	--	5,500
Due to related companies	3,694	6,776	(18,438)
	(147,765)	(357,063)	(1,521,067)

Cash flows provided by (used in) investing activities
Property and equipment	(925,712)	(135,370)	(1,819,760)
Cash acquired on acquisition (note 6)	--	--	3,034,666
Restricted cash (note 10c)	--	--	(206,796)
Changes in investing assets and liabilities
Cash call receivable	12,604	--	(14,907)
Accrued liabilities	259,651	--	293,093
	(653,457)	(135,370)	1,286,296

Cash flows provided by (used in) financing activities
Proceeds from issuance of common shares	--	15,000	6,315,264
Share issuance costs	--	--	(550,175)
Changes in financing liabilities:
Note payable (note 7a)	--	(500,000)	(2,000,000)
Accounts payable	--	--	61,078
Due to related companies	--	--	26,980
	--	(485,000)	3,853,147

Net increase (decrease) in cash and cash equivalents	(801,222)	(977,433)	3,618,376

Cash and cash equivalents, beginning of period	4,419,598	7,029,907	--

Cash and cash equivalents, end of period	3,618,376	6,052,474	3,618,376

Cash and cash equivalents
Current bank accounts	137,049	93,315	137,049
Term deposits	3,481,327	5,959,159	3,481,327
	3,618,376	6,052,474	3,618,376
The accompanying notes are an integral part of these Consolidated Financial Statements

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

1.

Nature of operations

On August 29, 2003, all of the issued and outstanding shares of GeoGlobal Resources (India) Inc. ("GeoGlobal India") were acquired by GeoGlobal Resources Inc., formerly Suite101.com, Inc.  As a result of the transaction, the former shareholder of GeoGlobal India held approximately 69.3% of the issued and outstanding shares of GeoGlobal Resources Inc.  This transaction is considered an acquisition of GeoGlobal Resources Inc. (the accounting subsidiary and legal parent) by GeoGlobal India (the accounting parent and legal subsidiary) and has been accounted for as a purchase of the net assets of GeoGlobal Resources Inc. by GeoGlobal India.  Accordingly, this transaction represents a recapitalization of GeoGlobal India, the legal subsidiary, effective August 29, 2003.  These consolidated financial statements are issued under the name of GeoGlobal Resources Inc. but are a continuation of the financial statements of the accounting acquirer, GeoGlobal India.  The assets and liabilities of GeoGlobal India are included in the consolidated financial statements at their historical carrying amounts. As a result, the stockholders' equity of GeoGlobal Resources Inc. is eliminated and these consolidated financial statements reflect the results of operations of GeoGlobal Resources Inc. only from the date of the acquisition (refer to acquisition note 6).

GeoGlobal Resources Inc. changed its name from Suite101.com, Inc. after receiving shareholder approval at the Annual Shareholders Meeting held on January 8, 2004.  Collectively, GeoGlobal Resources Inc., GeoGlobal India and its other wholly-owned direct and indirect subsidiaries, are referred to as the "Company" or “GeoGlobal”.

The Company is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the efforts of GeoGlobal have been devoted to the pursuit of Production Sharing Contracts (“PSC”) with the Gujarat State Petroleum Corporation ("GSPC") and the Government of India and the development thereof.  To date, the Company has not earned revenue from these operations and is considered to be in the development stage.  The recoverability of the costs incurred to date is uncertain and dependent upon achieving commercial production or sale, the ability of the Company to obtain sufficient financing to complete its obligations in India and upon future profitable operations.

2.

Basis of presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with US generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three month period ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

The consolidated balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

2.

Basis of presentation (continued)

These consolidated financial statements include the accounts of GeoGlobal Resources Inc., from the date of acquisition, being August 29, 2003 as well as the accounts of GeoGlobal's direct and indirect wholly-owned subsidiaries: (i) GeoGlobal Resources (India) Inc., incorporated under the Business Corporations Act (Alberta), Canada on August 21, 2002 which was continued under the Companies Act of Barbados, West Indies on June 27, 2003 and (ii) GeoGlobal Resources (Canada) Inc., incorporated under the Business Corporations Act (Alberta), Canada on September 4, 2003 and (iii) GeoGlobal Resources (Barbados) Inc. incorporated under the Companies Act of Barbados, West Indies on September 24, 2003, which is the wholly-owned subsidiary of GeoGlobal Resources (Canada) Inc.

3.

Property and equipment

	Balance Sheet as at US $		Exploration costs incurred in quarter ending March 31, US $
	March 31-2005	December 31-2004	2005	2004
Exploration and development
Exploration costs – India	1,555,045	638,539	916,506	83,568
Accumulated depletion	--	--	--	--
	1,5550,45	638,539	916,506	83,568

Computer and equipment
Computer and office equipment	264,715	255,509
Accumulated depreciation	(123,876)	(112,456)
	140,839	143,053

	1,695,884	781,592

a)

Exploration costs – India

The exploration costs incurred to date are not subject to depletion and cover three exploration blocks, known as the KG Block, Mehsana Block and the Sanand and Mirola Block.  It is anticipated these exploration costs will not be subject to depletion until the 2006 fiscal year.

b)

Capitalized overhead costs

Included in the US$916,506 of exploration cost additions during the three months ended March 31, 2005 (year ended December 31, 2004 – US$460,016) are certain overhead costs capitalized by the Company in the amount of US$64,724 (year ended December 31, 2004 – US$336,535) directly related to the exploration activities in India.  Of the capitalized overhead amount, US$2,181 (year ended December 31, 2004 – US$49,370) was paid to third parties, and US$62,543 was paid to and on behalf of a related party (year ended December 31, 2004 – US$287,165) (see note 7c).   These indirect costs are incurred solely by and on behalf of the Company in providing its services under the Carried Interest Agreement and are therefore not reimbursable under the Carried Interest Agreement (see note 3c).

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

3.

Property and equipment (continued)

c)

Carried Interest Agreement

On August 27, 2002, GeoGlobal entered into a Carried Interest Agreement (“CIA”) with GSPC, which grants the Company a 10% carried interest (net 5% - see note 3d) in the Exploration Block KG-OSN-2001/3. The CIA provides that GSPC is responsible for GeoGlobal's entire share of any and all costs incurred during the Exploration Phase prior to the date of initial commercial production.

As at March 31, 2005, GSPC has incurred costs of approximately Rs 35.54 Crore (approximately US$7.8 million) (December 31, 2004 – Rs 22.77 Crore (approximately US$5.0 million)) attributable to GeoGlobal under the CIA of which 50% is for the account of Roy Group (Mauritius) Inc. ("RGM"), a related party (note 7b) under the terms of the Participating Interest Agreement.

d)

Participating Interest Agreement

On March 27, 2003, GeoGlobal entered into a Participating Interest Agreement (“PIA”) with RGM, whereby GeoGlobal assigned and holds in trust for RGM subject to Government of India consent, 50% of the benefits and obligations of the PSC-KG and the CIA leaving GeoGlobal with a net 5% Participating Interest in the PSC-KG and a net 5% carried interest in the CIA.

e)

Deed of Assignment and Assumption

On April 7, 2005, the Company entered into a Deed of Assignment and Assumption with GSPC whereby, subject to the terms of the agreement, the Company agreed to acquire and assume and GSPC agreed to assign a 20% participating interest in the onshore CB-ON/2 Exploration Block (“Tarapur”) located in the center of the Cambay Basin.  Commencing as of April 7, 2005, the Company agreed to be bound by the terms of the PSC relating to the Tarapur block and assume its proportionate share of obligations under it.  The agreement provides that the Company pay 20% of the total of the past costs incurred in exploration activities on the block through the date of agreement, which sum amounted to approximately Rs. 2.53 Crore (approximately US$579,523).  As the holder of a participating interest, the Company will be required to fund its 20% share of all further exploration and development costs incurred on the exploration block.  It is expected that the total capital the Company will be required to contribute to exploration activities on Tarapur during 2005 based on the 20% participating interest will be approximately $300,000 and the Company has committed to expend an aggregate of approximately $1.2 million for exploration activities under the terms of the agreement entered into covering the Tarapur block over a period of 2½ years.  The Company has further agreed to provide necessary geological and geophysical assistance at no cost to GSPC toward fulfillment of the work commitment made under the PSC in carrying out the exploration activities.  The assignment of the 20% interest is subject to obtaining the consent of the Government of India to the assignment which consent has not yet been obtained.  Based on the Company’s past experience as a party to other PSCs with GSPC and its relationship with GSPC, the Company believes that such consent from the Government of India will be forthcoming.  In the event such consent is not obtained, the assignment would be terminated.  Under such circumstances, the Company intends to negotiate an alternative acceptable arrangement with GSPC.  Under the terms of the agreement, the Company is required to keep in force a financial and performance guarantee securing its performance under the Tarapur PSC.  Oil and Natural Gas Corporation Limited of India has the right to participate into the development of any commercial discovery by acquiring a 30% participating interest as provided under the PSC.  This exercise of this right would result in the reduction of the Company’s participating interest to 14%.  The payment of the US$579,523 to GSPC under the terms of the Company’s agreement with GSPC has been included in Exploration costs – India at March 31, 2005.

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

4.

Capital Stock

a)

Common shares

	Number of shares	Capital stock US $	Additional paid-in capital US $

Balance at December 31, 2002	1,000	64	--

2003 Transactions
Capital stock of GeoGlobal at August 29, 2003	14,656,687	14,657	10,914,545
Common shares issued by GeoGlobal to acquire GGRI (note 6)	34,000,000	34,000	1,072,960
Share issuance costs on acquisition	--	--	(66,850)
Elimination of GeoGlobal capital stock in recognition of reverse takeover (note 1)	(1,000)	(14,657)	(10,914,545)
Options exercised for cash	396,668	397	101,253
Private Placement Financing	6,000,000	6,000	5,994,000
Share issuance costs on private placement	--	--	(483,325)
	55,052,355	40,397	6,618,038

Balance as at December 31, 2003	55,053,355	40,461	6,618,038

2004 Transactions
Options exercised for cash	115,000	115	154,785
Broker warrants exercised for cash	39,100	39	58,611
	154,100	154	213,396

Balance as at December 31, 2004 and March 31, 2005	55,207,455	40,615	6,831,434

b)

Warrants

i)

Private Placement Financing

On December 23, 2003, GeoGlobal completed a brokered private placement of 5,800,000 units at US$1.00 each, together with a concurrent private placement of an additional 200,000 units on the same terms, for aggregate gross cash total proceeds of $6,000,000.  Each unit was comprised of one common share and one half of one warrant ("Private Placement Warrant"), where one full Private Placement Warrant entitles the holder to purchase one additional common share for US$2.50, for a term of two years from date of closing.  The Private Placement Warrants are subject to accelerated expiration 30 days after issuance of a news release to that effect in the event that the common shares trade at US$4.00 or more for 20 consecutive trading days and if the resale of the shares has been registered under the 1933 Act and the hold period for Canadian subscribers has expired.

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

4.

Capital Stock (continued)

Costs of US$483,325 were incurred in issuing shares under this Private Placement Financing which included a fee equal to 6% of the gross proceeds raised in the brokered offering.  Also issued as additional consideration for this transaction were 580,000 Broker Warrants.

None of the Private Placement Warrants were exercised during the three months ended March 31, 2005.  Total proceeds if all the Private Placement Warrants were exercised would be US$7,500,000.

ii)

Broker Warrants

The 580,000 Broker Warrants described above entitle the holder to purchase 580,000 common shares at an exercise price of US$1.50 per share, expiring on December 23, 2005. The Broker Warrants are also subject to accelerated expiration 30 days after issuance of a news release to that effect in the event that the common shares trade at US$3.00 or more for 20 consecutive trading days and if the resale of the shares has been registered under the 1933 Act and the hold period for Canadian subscribers has expired.

None of the Broker Warrants were exercised during the three months ended March 31, 2005.  Total proceeds if all the Broker Warrants were exercised would be US$811,350.

c)

Options

None of the options were exercised during the three months ended March 31, 2005.  As at March 31, 2005, there were 4,190,000 options outstanding at various prices which, if exercised, would result in total proceeds of US$5,089,220.

d)

Weighted average number of shares

For purposes of the determination of net loss per share, the basic and diluted weighted average number of shares outstanding for the three months ended March 31, 2005 was 50,207,455 (three months ended March 31, 2004 – 35,555,663).  The amount for the three months ended March 31, 2005 excludes 5,000,000 shares currently held in escrow.  The amount for the three months ended March 31, 2004 also excludes the 5,000,000 shares currently held in escrow plus 14,500,000 shares which were not released from escrow until August 27, 2004.

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

5.

Stock Options

a)

The Company’s 1998 Stock Incentive Plan

Under the terms of the 1998 Stock Incentive Plan (the "Plan"), 3,900,000 common shares have been reserved for issuance on exercise of options granted under the Plan.  The Board of Directors of the Company may amend or modify the Plan at any time, subject to any required stockholder approval.  The Plan will terminate on the earliest of: (i) 10 years after the Plan Effective Date, being December 2008; (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares; or, (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

On January 17, 2005, the Board of Directors resolved to amend the Plan to increase the shares reserved for grant of options from 3,900,000 to 8,000,000 subject to shareholder approval.

b)

Stock-based compensation

Under the Statement of Financial Accounting Standards 123, the Company is required to measure and disclose on a pro-forma basis the impact on net loss and net loss per share of applying the fair value based method to stock-based compensation arrangements with employees and directors.

Under this method, compensation cost is measured at fair value at grant date and recognized over the vesting period.  If the fair value based method had been used, the stock based compensation costs, pro-forma net loss and pro-forma net loss per share would be as follows:

	March 31-2005 US$	March 31-2004 US$

Stock based compensation	366,989	103,327
Net loss
As reported	(176,847)	(201,539)
Pro-forma	(543,836)	(304,866)
Net loss per share – basic and diluted
As reported	(0.00)	(0.01)
Pro-forma	(0.01)	(0.01)

Black-Scholes Assumptions
Fair value of stock options granted (1)	$0.36	$0.27
Risk-free interest rate	2.75%	2.61%
Volatility	103%	55%
Expected life (1)	0.8 years	0.9 years
Dividend yield	0%	0%

(1)  Weighted average

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

5.

Stock Options (continued)

c)

Stock option table

These options were granted for services provided to the Company:

								Balance
	Option			Balance	Granted	Cancelled	Balance	exercisable
Grant	exercise	Expiry	Vesting	December 31,	during	during	March 31,	March 31,
date	price	date	date	2004	the period	the period	2005	2005
(mm/dd/yy)	US $	(mm/dd/yy)	(mm/dd/yy)	#	#	#	#	#

12/09/03	1.18	08/31/06	Vested	1,945,000	--	--	1,945,000	1,945,000
12/30/03	1.50	08/31/06	Vested	945,000	--	150,000	795,000	795,000
01/17/05	1.01	08/31/06	Vested	--	107,000	--	107,000	107,000
01/17/05	1.01	08/31/06	08/31/05	--	341,500	--	341,500	--
01/17/05	1.01	08/31/06	12/31/05	--	341,500	--	341,500	--
01/18/05	1.10	08/31/08	Vested	--	200,000	--	200,000	200,000
01/18/05	1.10	08/31/08	08/31/05	--	200,000	--	200,000	--
01/18/05	1.10	08/31/08	12/31/05	--	200,000	--	200,000	--
01/25/05	1.17	08/31/06	Vested	--	10,000	--	10,000	10,000
01/25/05	1.17	08/31/06	08/31/05	--	25,000	--	25,000	--
01/25/05	1.17	08/31/06	12/31/05	--	25,000	--	25,000	--
				2,890,000	1,450,000	150,000	4,190,000	3,057,000

i)

On January 17, 2005, the Board of Directors of the Company passed a resolution with respect to stock options issued in 2003 to extend the expiry date of all then outstanding options from August 31, 2005 to August 31, 2006.

ii)

During the three month period ended March 31, 2005, the Company granted options to purchase 1,450,000 shares exercisable at various prices expiring August 31, 2006 and August 31, 2008.

iii)

During the three month period ended March 31, 2005, the Company cancelled options to purchase 150,000 shares.

iv)

The Company’s Board of Directors on January 17, 2005, adopted an amendment to the Plan increasing the number of shares reserved thereunder from 3,900,000 shares to 8,000,000 shares subject to shareholder approval of the amendment.  The options granted with respect to a number of shares in excess of 3,900,000 are exercisable only on condition that shareholder approval of the amendment be obtained.  As of March 31, 2005, options had been granted to purchase 2,133,000 shares in excess of those reserved under the Plan the exercise of which are subject to shareholder approval of the amendment to the Plan.

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

6.

Acquisition

On August 29, 2003, pursuant to an agreement dated April 4, 2003 and amended August 29, 2003, the Company completed a transaction with Mr. Roy and GeoGlobal Resources (India) Inc. ("GeoGlobal India"), a corporation then wholly-owned by Mr. Roy, whereby the Company acquired from Mr. Roy all of the outstanding capital stock of GeoGlobal India.  In exchange for the outstanding capital stock of GeoGlobal India, the Company issued 34.0 million shares of our Common Stock.  Of the 34.0 million shares, 14.5 million shares were delivered to Mr. Roy at the closing of the transaction being August 29, 2003 and an aggregate of 19.5 million shares were held in escrow by an escrow agent.  The terms of the escrow provide for the release of the shares upon the occurrence of certain developments relating to the outcome of oil and natural gas exploration and development activities conducted on the KG Block.  On August 27, 2004, 14.5 million shares were released to Mr. Roy from escrow upon the actual commencement of a drilling program on the KG Block.  The final 5.0 million shares remaining in escrow will be released only if a commercial discovery is declared on the KG Block.  In addition to the shares of Common Stock, the Company delivered to Mr. Roy a $2.0 million promissory note, of which $500,000 was paid on the closing of the transaction on August 29, 2003, $500,000 was paid on October 15, 2003, $500,000 was paid on January 15, 2004 and $500,000 was paid on June 30, 2004.  The note did not accrue interest.  The note was secured by the outstanding stock of GeoGlobal India which has subsequently been released.  As a consequence of the transaction, Mr. Roy held as of the closing of the transaction an aggregate of 34.0 million shares of our outstanding Common Stock, or approximately 69.3% of the shares outstanding, assuming all shares held in escrow are released to him.  The terms of the transaction provide that Mr. Roy is to have the right to vote all 34.0 million shares following the closing, including the shares during the period they are held in escrow.   Shares not released from the escrow will be surrendered back to GeoGlobal.

As discussed in note 1, the acquisition of GeoGlobal India by GeoGlobal was accounted for as a reverse takeover transaction.  As a result, the cost of the transaction was determined based upon the net assets of GeoGlobal deemed to have been acquired.  These consolidated financial statements include the results of operations of GeoGlobal from the date of acquisition.  The net identifiable assets acquired of GeoGlobal are as follows:

US $

Net assets acquired
Cash	3,034,666
Other current assets	75,000
Current liabilities	(2,706)

Net book value of identifiable assets acquired	3,106,960

Consideration paid
Promissory note issued	2,000,000
34,000,000 common shares issued par value $0.001	34,000
Additional paid-in capital	1,072,960
3,106,960

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

7.

Related party transactions

Related party transactions are measured at the exchange amount which is the amount of consideration established and agreed by the related parties.

a)

Note payable

On August 29, 2003, as part of the Acquisition (note 6), a US$2,000,000 promissory note was issued to the sole shareholder of GeoGlobal India.  On each of August 29, 2003, October 15, 2003, January 15, 2004 and June 30, 2004, US$500,000 of the note was paid.  The promissory note was non-interest bearing and the capital stock of GeoGlobal India collateralized the repayment of the note.  The collateral has been released.

b)

Roy Group (Mauritius) Inc.

Roy Group (Mauritius) Inc. is related to the Company by common management and is controlled by a director of the Company.  On March 27, 2003, the Company entered into a PIA with the related party.

c)

Roy Group (Barbados) Inc.

Roy Group (Barbados) Inc. is related to the Company by common management and is controlled by a director of the Company.  On August 29, 2003, the Company entered into a Technical Services Agreement ("TSA") with the related party to provide services to the Company as assigned by the Company and to bring new oil and gas opportunities to the Company.  The related party receives consideration of US$250,000 per year for an initial term of three years as outlined and recorded below:

	Mar 31-2005	Mar 31-2004
	US $	US $
Consolidated Statement of Operations
Consulting fees	12,500	12,500
Consolidated Balance Sheets
Property and equipment
Exploration costs - India (note 3b)	50,000	50,000
	62,500	62,500

The related party was also reimbursed for medical, insurance and expenses; travel, hotel, meals and entertainment expenses; computer costs; and amounts billed to third parties incurred during the periods as outlined and recorded below:

Consolidated Statement of Operations
General and administrative	1,489	1,140
Consolidated Balance Sheets
Accounts receivable	15	--
Property and equipment
Exploration costs - India (note 3b)	12,543	14,298
	14,047	15,438

At March 31, 2005, the Company owed Roy Group (Barbados) Inc. US$8,457 (December 31, 2004 - US$16,103) for services provided and expenses incurred on behalf of the Company and pursuant to the TSA.  These amounts bear no interest and have no set terms of repayment.

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

7.

Related party transactions (continued)

d)

D.I. Investments Ltd.

D.I. Investments Ltd. is related to the Company by common management and is controlled by a director of the Company.  The related party charged as consulting fees for services rendered as outlined and recorded below:

Consolidated Statement of Operations
Consulting fees	30,000	30,000
	30,000	30,000

The related party was also reimbursed for office costs, including rent, parking, office supplies and telephone as well as travel, hotel, meals and entertainment expenses incurred during the periods as outlined and recorded below:

	Mar 31-2005	Mar 31-2004
	US $	US $
Consolidated Statement of Operations
General and administrative
Office costs	13,599	13,600
Travel, hotel, meals and entertainment	1,250	1,660
Consolidated Balance Sheets
Accounts receivable	2,921	--
	17,770	15,260

At March 31, 2005, the Company owed D.I. Investments Ltd. US$12,022 (December 31, 2004 –US$nil) as a result of services provided and expenses incurred on behalf of the Company.  These amounts bear no interest and have no set terms of repayment.

e)

Amicus Services Inc.

Amicus Services Inc. is related to the Company as Amicus Services Inc. is controlled by the brother of a director of the Company.  The related party charged as consulting fees for services rendered as outlined below:

Consolidated Statement of Operations
Consulting fees	6,110	12,055
	6,110	12,055

The related party was also reimbursed for office costs, including parking, office supplies and telephone as well as travel and hotel expenses incurred during the periods as outlined and recorded below:

Consolidated Statement of Operations
General and administrative	--	1,620
Consolidated Balance Sheets
Accounts receivable	428	--
Property and equipment	--	1,121
	428	2,741

At March 31, 2005, the Company owed Amicus Services Inc. US$2,839 (December 31, 2004 – US$3,521) as a result of services provided and expenses incurred on behalf of the Company.  These amounts bear no interest and have no set terms of repayment.

8.

Income Taxes

a)

Income tax expense

The provision for income taxes in the financial statements differs from the result which would have been obtained by applying the combined Federal, State and Provincial tax rates to the loss before income taxes.  This difference results from the following items:

	March 31-2005	March 31-2004
	US $	US $

Net loss	(176,847)	(201,539)
Expected US tax rate	40.66%	40.66%

Expected income tax recovery	(71,906)	(81,946)
Excess of expected tax rate over tax rate of foreign affiliates	13,057	10,822
Valuation allowance	57,797	69,983
Other	1,052	1,141
Income tax recovery	--	--

b)

Deferred income taxes

The Company has not recognized the deferred income tax asset because the benefit is not more likely than not to be realized.  The components of the net deferred income tax asset consist of the following temporary differences:

	March 31-2005 US$	December 31-2004 US$

Difference between tax base and reported amounts of depreciable assets	(944)	2,679
Non-capital loss carry forwards	580,045	524,904
	579,101	527,583
Valuation allowance	(579,101)	(527,583)
Deferred income tax asset	--	--

c)

Loss carry forwards

At March 31, 2005, the Company has US$1,496,027 of available loss carry forwards to reduce taxable income for income tax purposes in the various jurisdictions as outlined below which have not been reflected in these consolidated financial statements.

Tax Jurisdiction	Amount US $	Expiry Dates Commence
United States	1,405,885	2023
Canada	6,165	2010
Barbados	83,977	2012

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

9.

Segmented information

The Company’s petroleum and natural gas exploration and development activities are conducted in India.  Management of the Company considers the operations of the Company as one operating segment.  The following information relates to the Company’s geographic areas of operation.

	March 31-2005	December 31-2004
	Property and equipment US $	Property and equipment US $

Canada	97,253	97,482
India	1,598,631	684,110
	1,695,884	781,592

10.

Commitments

a)

Pursuant to the PSC in respect of the onshore area identified as Cambay Block CB-ONN-2002/2 (“Mehsana”), on August 18, 2004, the Company executed a Financial and Performance Guarantee to the Government of India to fulfill the Company’s obligations under the terms of the PSC, which includes the completion of its 10% share of a minimum work commitment for Phase I, estimated to be approximately US$606,000.

b)

Pursuant to the PSC in respect of the onshore area identified as Cambay Block CB-ONN-2002/3 (“Sanand”), on August 24, 2004, the Company executed a Financial and Performance Guarantee to the Government of India to fulfill the Company’s obligations under the terms of the PSC, which includes the completion of its 10% share of a minimum work commitment for Phase I, estimated to be approximately US$1,097,000.

c)

The Company has provided to the Government of India two irrevocable letters of credit totalling US$206,796 (Mehsana US$74,530 and Sanand US$132,266) secured by term deposits of the Company in the same amount as guarantees for the performance of the minimum work commitments for the first budget period ending March 31, 2005 of Phase I of both these Cambay Blocks.

d)

As the holder of a participating interest in the Tarapur block, the Company will be required to fund its 20% share of all further exploration and development costs incurred on the exploration block.  It is expected that the total capital the Company will be required to contribute to exploration activities on Tarapur during 2005 based on the 20% participating interest will be approximately $300,000 and the Company has committed to expend an aggregate of approximately $1.2 million for exploration activities under the terms of the agreement entered into covering the Tarapur block over a period of 2½ years.  Under the terms of the agreement, the Company is required to keep in force a financial and performance guarantee securing its performance under the Tarapur PSC.

Notes to the Consolidated Financial Statements

GeoGlobal Resources Inc.

(a development stage enterprise)

(Unaudited)

March 31, 2005

11.

Recent Accounting Standards

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Statement 123(R) must be adopted no later than January 1, 2006. Early adoption will be permitted in periods in which financial statements have not yet been issued.  The Company was planning to adopt Statement 123(R) on January 1, 2005, however, on April 14, 2005, the Securities Exchange Commission provided for a phased-in implementation process for Statement 123(R).  As such, the Company is delaying implementation until January 1, 2006.

The Company intends to adopt Statement 123(R) using the modified prospective method.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law and Section 5.1 of the Registrant’s By-Laws provide for indemnification of present and former officers, directors, employees and agents.

Item 25.

Other Expenses of Issuance and Distribution.

Expenses in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting commissions and expenses, are estimated to be as follows:

Registration Fee

$

0

Printing Expenses

$

Accounting Fees and Expenses

$

6,000

Legal Fees and Expenses

$

32,500

Miscellaneous Expenses

$

1,000

Total

$

40,000

Item 26.

Recent Sales of Unregistered Securities.

During the period January 1, 2002 through June 30, 2005, the Registrant has issued the following unregistered securities.

1.

In July 2003, we issued 570,000 shares of our Common Stock to five persons on exercise of warrants sold in a private sale of our securities in March 2000.  The shares were issued to such persons on exercise of the warrants in a transaction exempt from the registration requirements of the 1933 Act, by virtue of Section 4(2) thereof.  Such persons represented to us that the shares were purchased for investment, for their own account and not for distribution in violation of the registration requirements of the Act.  A legend was affixed to the share certificates stating the restrictions on further transfer.  No underwriter participated in the sale of the shares.

2.

On August 29, 2003, pursuant to an agreement dated April 4, 2003 and amended August 29, 2003, we issued and sold to Jean Paul Roy 34.0 million shares of our Common Stock in consideration for all the outstanding capital stock of GeoGlobal Resources (India) Inc.  Of the 34.0 million shares, 14.5 million shares were issued and delivered to Mr. Roy at the closing of the transaction and an aggregate of 19.5 million shares are held in escrow by an escrow agent.  The terms of the escrow provide for the release of the shares upon the occurrence of certain developments relating to the outcome of oil and natural gas exploration and development activities.  In addition to our shares of common stock, we delivered to Mr. Roy a $2.0 million promissory note, of which $500,000 was paid on the closing of the transaction, $500,000 was paid on October 15, 2003, $500,000 was paid on January 15, 2004 and $500,000 was paid on June 30, 2004.  Mr. Roy represented that he was acquiring the shares for its own account, for investment and not with a view to the distribution of the shares.  The certificates for the shares bear a restrictive legend and stop transfer instructions have been placed against the transfer of the shares.  No underwriter participated in the sale of the securities.

3.

On December 23, 2003, we completed the sale of 6,000,000 units of our securities, each unit consisting of one (1) share of our common stock and one-half (1/2) warrant to purchase one (1) share of our common stock.  The units were sold at a price of $1.00 per unit.  The warrants are exercisable at $2.50 per full share and expire on December 23, 2005, subject to anti-dilution adjustments and possible acceleration of the expiration date under certain circumstances. The units were issued in a transaction exempt from and not requiring registration under the U.S. Securities Act of 1933, as amended, by virtue of Regulation D and Regulation S adopted under that Act.  The securities sold pursuant to Regulation D were sold to persons who represented themselves to be "accredited investors", as defined in Regulation D. All of the persons purchasing units pursuant to Regulation S represented to us that they resided outside of and were not citizens of the United States.  Dundee Securities Corporation and Jones Gable & Company Limited, broker-dealers in Canada, participated in the sale of the units pursuant to Regulation S.  A fee of $348,000 was paid to the brokers and warrants entitling them to purchase 580,000 common shares at an exercise price of $1.50 per share were issued to them as compensation in connection with the sales pursuant to Regulation S.  The certificates for all the shares and warrants bear a restrictive legend and stop transfer instructions have been placed against the transfer of the shares and warrants.

Item 27.

Exhibits

(a)

Exhibits:

Exhibit	Description

3.1	Certificate of Incorporation of the Registrant, as amended. (1)
3.2	Bylaws of the Registrant, as amended through August 29, 2003. (8)
3.3	Certificate of Amendment filed with the State of Delaware on November 25, 1998. (3)
3.4	Certificate of Amendment filed with the State of Delaware on December 4, 1998(3)
3.5	Certificate of Amendment filed with the State of Delaware on March 18, 2003(9)
3.6	Certificate of Amendment filed with the State of Delaware on January 8, 2004(9)
4.1	Specimen stock certificate of the Registrant. (9)
5.1	Opinion of William S. Clarke, P.A.(12)
10.1	Restated 1993 Stock Incentive Plan. (1)
10.2	1994 Directors Stock Option Plan. (1)
10.3	1994 Stock Option Plan. (1)
10.4	1993 Stock Incentive Plan. (1)
10.5	Form of Indemnification Agreement between the Registrant and its officers and directors. (1)
10.6	Stock Purchase and Option Agreement dated July 17, 1995 between the Registrant and Ballard Medical Products, including all exhibits thereto. (2)
10.7	Amendment dated November 18, 1998 to Purchase Agreement among Registrant and Northfield Capital Corporation, 284085 B.C. Ltd. and i5ive communications inc. (3)
10.8	Amendment dated December 1, 1998 to Purchase Agreement among Registrant and Northfield Capital Corporation, 284085 B.C. Ltd. and i5ive communications inc. (3)
10.9	Amendment dated December 3, 1998 to Purchase Agreement among Registrant and Northfield Capital Corporation, 284085 B.C. Ltd. and i5ive communications inc. (3)
10.10	1998 Stock Incentive Plan. (3)
10.11	Management and Operating Services Agreement dated February 14, 2002 with Creative Marketeam Canada, Ltd. (4)
10.12	Option Agreement dated March 15, 2002 with Double B Holdings, LLC (5)
10.13	Agreement of Purchase and Sale entered into as of June 1, 2002 between creative Marketeam Canada Ltd. and i5ive.(6)
10.14	Stock Purchase Agreement dated April 4, 2003 by and among Suite101.com, Inc., Jean Paul Roy and GeoGlobal Resources (India) Inc.(7)
10.15	Amendment dated August 29, 2003 to Stock Purchase Agreement dated April 4, 2003(8)
10.16	Technical Services Agreement dated August 29, 2003 between Suite101.com, Inc. and Roy Group (Barbados) Inc.(8)
10.17	Participating Interest Agreement dated March 27, 2003 between GeoGlobal Resources (India) Inc. and Roy Group (Mauritius) Inc.(8)
10.18	Escrow Agreement dated August 29, 2003 among Registrant, Jean Paul Roy and Computershare Trust Company of Canada.(8)
10.19	Promissory Note dated August 29, 2003 payable to Jean Paul Roy.(8)
10.20	Production Sharing Contract dated February 4, 2003, among The Government of India, Gujarat State Petroleum Corporation Limited, Jubilant Enpro Limited and GeoGlobal Resources (India) Inc.(10)
10.21

Production Sharing Contract dated February 6, 2004 among The Government of India, Gujarat State Petroleum Corporation Limited, Jubilant Enpro Private Limited and GeoGlobal Resources (Barbados) Inc.(10)

10.22

Production Sharing Contract dated February 6, 2004 among The Government of India, Gujarat State Petroleum Corporation Limited, Jubilant Enpro Private Limited, Prize Petroleum Company Limited and GeoGlobal Resources (Barbados) Limited(10)

10.23	Carried Interest Agreement dated August 27, 2002 between Gujarat State Petroleum Corporation Limited and GeoGlobal Resources (India) Inc.(9)
21.0	Subsidiaries of the Registrant

Name	State or Jurisdiction of Incorporation
GeoGlobal Resources (India) Inc.	Barbados
GeoGlobal Resources (Canada) Inc.	Alberta, Canada
GeoGlobal Resources (Barbados) Inc.	Barbados

23	Consent of experts and counsel:
23.1	Consent of Ernst & Young, L.L.P.(13)

(1)

Filed as an Exhibit to Neuro Navigational Corporation Form 10-KSB No. 0-25136 dated September 30, 1994.  (File No. 0-25136).

(2)

Filed as Exhibit to Neuro Navigational Corporation Form 8-K dated July 17, 1995.  (File No. 0-25136).

(3)

Filed as an Exhibit to our Current Report on Form 8-K dated December 10, 1998.  (File No. 0-25136).

(4)

Filed as an Exhibit to our Current Report on Form 8-K dated February 14, 2002.  (File No. 0-25136).

(5)

Filed as an Exhibit to our Current Report on Form 8-K dated March 15, 2002.  (File No. 0-25136).

(6)

Filed as an Exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2002. File No. 0-25136).

(7)

Filed as Exhibit 10.1 to our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003.  File No. 0-25136).

(8)

Filed as an Exhibit to our Current Report on Form 8-K for August 29, 2003.  (File No. 0-25136).

(9)

Filed as an Exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2003.  (File No. 0-25136).

(10)

Filed as an Exhibit to Amendment No. 1 to our Annual Report on Form 10-KSB for the year ended December 31, 2003.  (File No. 0-25136).

(11)

Filed as an Exhibit to registration statement on Form SB-2 filed April 30, 2004 (File No. 333-115070).

(12)

Filed as an Exhibit to Amendment No. 1 to registration statement on Form SB-2 filed June 9, 2004 (File No. 333-115070).

(13)

Filed as an Exhibit to Post Effective Amendment No. 1 registration statement on Form SB-2 filed August 4, 2005 (File No. 333-115070).

Item 28.

Undertakings

A.

The undersigned Registrant hereunder undertakes:

(1)

to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

include any additional or changed material information on the plan of distribution.

(2)

That, for the purpose of determining liability under the Act, to treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For purposes of determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

(5)

For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

B.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions, or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta, Canada, on August 4, 2005.

GeoGlobal Resources Inc.

By:  Jean Paul Roy

Jean Paul Roy, President and

Chief Executive Officer

/s/ Allan J. Kent

(pursuant to power of attorney)

In accordance with the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Jean Paul Roy

Director and President,

August 4, 2005

/s/ Allan J. Kent

and Chief Executive Officer

(pursuant to power of attorney)

(Principal Executive Officer)

/s/ Allan J. Kent

Director and Executive Vice President

August 4, 2005

Allan J. Kent

and Chief Financial Officer

(Principal Financial and Accounting Officer)

Brent J. Peters

Director

August 4, 2005

/s/ Allan J. Kent

(pursuant to power of attorney)

Peter R. Smith

Director

August 4, 2005

/s/ Allan J. Kent

(pursuant to power of attorney)

Michael J. Hudson

Director

August 4, 2005

/s/ Allan J. Kent

(pursuant to power of attorney)

GeoGlobal Resources Inc.

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of GeoGlobal Resources Inc., a Delaware corporation, which is filing Post Effective Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-115070) with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Jean Paul Roy and Allan J. Kent, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Post Effective Amendment to the Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jean Paul Roy

Director and President

August 4, 2005

Jean Paul Roy

and Chief Executive Officer

(Principal Executive Officer)

/s/ Allan J. Kent

Director and Executive Vice President

August 4, 2005

Allan J. Kent

and Chief Financial Officer

(Principal Financial and Accounting Officer)

/s/ Brent J. Peters

Director

August 4, 2005

Brent J. Peters

/s/ Peter R. Smith

Director

August 4, 2005

Peter R. Smith

/s/ Michael J. Hudson

Director

August 4, 2005

Michael J. Hudson